                                                                  EXHIBIT 10.6












                               LEASE AGREEMENT

                                BY AND BETWEEN

                    BOSTON PROPERTIES LIMITED PARTNERSHIP

                                     AND

                         ORBITAL SCIENCES CORPORATION

TABLE OF CONTENTS

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                                                                                    Page
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
ARTICLE I                                                                           1
THE PREMISES
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ARTICLE II
TERM                                                                                2
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ARTICLE III
BASE RENT                                                                           4
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ARTICLE IV
ADDITIONAL RENT                                                                     5
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ARTICLE V
SECURITY DEPOSIT                                                                    14
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ARTICLE VI
USE OF PREMISES                                                                     17
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ARTICLE VII
ASSIGNMENT AND SUBLETTING                                                           20
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ARTICLE VIII
MAINTENANCE AND REPAIRS                                                             23
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ARTICLE IX
ALTERATIONS                                                                         24
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ARTICLE X
SIGNS, EQUIPMENT AND FURNISHINGS                                                    27
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ARTICLE XI
INSPECTION BY LANDLORD                                                              29
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ARTICLE XII
INSURANCE                                                                           29
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ARTICLE XIII
SERVICES AND UTILITIES                                                              31
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ARTICLE XIV
LIABILITY OF LANDLORD                                                               35
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ARTICLE XV
RULES AND REGULATIONS                                                               38
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ARTICLE XVI
DAMAGE OR DESTRUCTION                                                               39
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ARTICLE XVII
CONDEMNATION                                                                        41
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ARTICLE XVIII
DEFAULT                                                                             41
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ARTICLE XIX
BANKRUPTCY                                                                          46
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ARTICLE XX
SUBORDINATION; MORTGAGES                                                            47
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

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
ARTICLE XXI                                                                         49
HOLDING OVER
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ARTICLE XXII                                                                        49
COVENANTS OF LANDLORD
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ARTICLE XXIII
PARKING                                                                             50
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ARTICLE XXIV
REPRESENTATIONS AND WARRANTIES                                                      50
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ARTICLE XXV
RENEWAL                                                                             51
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ARTICLE XXVI
COMMUNICATIONS EQUIPMENT                                                            54
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ARTICLE XXVII
TENANT'S PURCHASE OPTION                                                            55
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ARTICLE XXVIII
RIGHT OF FIRST OFFER                                                                58
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ARTICLE XXIX
GENERAL PROVISIONS                                                                  61
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ARTICLE XXX
DIRECTORY OF DEFINED TERMS                                                          66
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



EXHIBIT A      -  Survey Depicting the Land
EXHIBIT A-1    -  Diagram of the Premises
EXHIBIT A-2    -  Survey of the Complex
EXHIBIT B      -  Form of Estoppel Certificate
EXHIBIT C      -  Brokerage Agreement
EXHIBIT D      -  Form of Letter of Credit
EXHIBIT E      -  Rules and Regulations
EXHIBIT F      -  Form of Management Agreement

                           DEED OF LEASE AGREEMENT

               THIS DEED OF LEASE AGREEMENT (this "LEASE") is made as of the 1st day of December, 1999 (the "Effective Date"), by and between BOSTON PROPERTIES LIMITED PARTNERSHIP, a Delaware limited partnership (hereinafter referred to as "LANDLORD"), and ORBITAL SCIENCES CORPORATION, a Delaware corporation (hereinafter referred to as "TENANT" or "ORBITAL").

                                  RECITALS:

       A. Landlord is the fee simple owner of that certain real property containing approximately 11.907 acres of land known or to be known as Lot 9B, Lot 10C and Lot 10D of Steeplechase, Section 1 ("Steeplechase"), Loudoun County, Virginia (the "Land"), which Land is more particularly depicted on or described on Exhibit A-1 attached hereto which Land is part of the office complex development known as the Orbital Campus (the "Complex").

       B. Concurrently with the execution of this Lease, Landlord and Tenant have entered into that certain Build to Suit Agreement and Agreement to Lease dated of even date herewith (the "PHASE II DEVELOPMENT AGREEMENT") with respect to, among other things, the financing, design and construction by Landlord of one (1) building on the Land containing approximately 165,342 gross square feet of space (the "BUILDING"), including all necessary or appropriate loading, landscaping, site work, parking area and other infrastructure. The Phase II Development Agreement contains terms, conditions and agreements governing the development of the Land, the construction of the Building and additional buildings on other parcels of land in the Complex, and Landlord's and Tenant's respective options with regard to same.

       C. Landlord and Tenant wish to set forth herein the terms and conditions upon which Landlord (i) shall lease the Land and the Building to Tenant and (ii) shall grant to Tenant an option to purchase the Land and the Building.

               NOW, THEREFORE, the parties hereto, intending to be legally bound, hereby covenant and agree as follows:

                                  ARTICLE I
                                 THE PREMISES

       1.1 Landlord hereby leases and demises to Tenant and Tenant hereby leases and accepts from Landlord, for the term and upon the terms and conditions hereinafter set forth, the Land and the Building (collectively, the "PREMISES"). Upon the design of the Building and completion of construction documents, a diagram of each floor of the Building, which together with the Land, comprise the Premises, shall be added to this Lease as Exhibit A-1.

       1.2 The Lease of the Premises includes the right to use the adjacent parking areas which shall be generally described on the Site Plan, as defined in the Phase II Development Agreement, and the right to use any common areas and facilities (including the Building's loading docks, doors, platforms, staging areas and service elevators) and all other facilities and areas that are located in and adjacent to the Building, unless specifically excluded in this Lease.

The lease of the Premises also is subject to all covenants, conditions and restrictions of record as of the date hereof or recorded hereafter with the agreement of Tenant.

       1.3 The area of the Building is expected to be approximately 165,342 square feet of Gross Floor Area and approximately 160,502 square feet of "net rentable" area. The parameters for the size and design of the Building, and other terms and conditions upon which the Land will be developed and the Building will be constructed are set forth in the Phase II Development Agreement. The number of rentable square feet in the Building shall be determined by Ai, the Project Architect, as defined in the Phase II Development Agreement, upon design and construction of the Building, and shall be confirmed in the declaration described in Section 2.3 below. For the purposes hereof, rentable area shall be calculated in accordance with the 1996 Building Owners and Managers Associated Standard Method of Measurement, as in effect as of the date of this Lease. The Project Architect shall provided Landlord and Tenant with its calculations for the measurement of the Building.

       1.4 Landlord and Tenant agree that the legal description of the Land may be adjusted as a result of the legal resubdivision of the Land as described in Section 3(d) of the Phase II Development Agreement. In the event such adjustment occurs, Landlord and Tenant agree to execute an amendment to this Lease, or such other documentation, reflecting such adjustment.

                                  ARTICLE II
                                     TERM

       2.1 The term of this Lease (hereinafter referred to as the "LEASE TERM") shall commence on the Lease Commencement Date, as determined pursuant to Section 2.2 below, and continue for a period of fifteen (15) years thereafter, unless such Lease Term shall be extended, renewed or terminated earlier in accordance with the provisions hereof. Notwithstanding the foregoing, if the Lease Commencement Date shall occur on a day other than the first day of a month, the Lease Term shall commence on such date and continue for the balance of such month and for a period of fifteen (15) years thereafter. The term "Lease Term" shall include any and all renewals and extensions of the term of this Lease.

       2.2     (a)    The "LEASE COMMENCEMENT DATE" shall be the earlier of
(i) the date on which the Building is, or is deemed to be, substantially complete as determined pursuant to Section 7 of the Phase II Development Agreement and (ii) the date on which Tenant commences the conduct of its business upon any portion of the Premises comprising, in the aggregate, seventy-five percent (75%) or more of the rentable area of the Building.

               (b) Tenant and its contractors shall be allowed access to the Building approximately forty-five (45) days prior to Landlord's estimated date of substantial completion of the Premises for the purpose of installing Tenant's communication equipment and associated wiring and such persons shall have access to the Premises approximately fifteen (15) days prior to Landlord's estimated date of substantial completion of the Premises for the purpose of installing Tenant's other special equipment, fixtures and furniture (all such installations pursuant to this Section 2.2(b) being referred to herein as "TENANT INSTALLATIONS") and, the provisions of Section 2.2(a) or 2.2(c) to the contrary notwithstanding, such Tenant Installations and related activity shall not be considered the commencement of business operations in the Premises by

Tenant. Landlord shall use reasonable efforts to provide Tenant with approximately sixty (60) days prior written notice of Landlord's estimated date of substantial completion of the Premises and shall promptly respond to any written request of Tenant inquiring as to Landlord's estimated date of substantial completion. Any and all Tenant Installations and other related activity by Tenant or its contractors prior to the Lease Commencement Date (i) shall be subject to Landlord's and its contractor's reasonable scheduling and sequencing requirements and (ii) shall be coordinated with Landlord and its general contractor to insure that Tenant's work in and to the Premises does not hinder, delay, inhibit or otherwise interfere with the work being performed by Landlord and its contractors, the parties hereby acknowledging and agreeing that the schedule for the performance of the construction and the development of the Building does not provide additional time for the performance by Tenant of the Tenant Installations. Notwithstanding anything herein to the contrary neither Tenant nor its agents or contractors shall have access to the Premises during the times specified by Landlord or its general contractor as times that may cause unreasonable delay or interference with the activities of or on behalf of Landlord in the Premises or the Building. All terms and conditions of this Lease including, without limitation, the insurance, release and waiver of liability provisions of Articles XIII and XV hereof shall apply to and be effective during such period of occupancy by Tenant, except for Tenant's obligation to pay Annual Base Rent and additional rent attributable to Expenses.

               (c) If one or more full floors within the Premises is substantially complete prior to the Lease Commencement Date, and if Tenant desires to occupy all or a portion of such full floor(s) for the conduct of its business prior to the Lease Commencement Date, then, unless and until such early occupancy includes 75% or more of the rentable area of the Building, such early occupancy shall not cause the Lease Commencement Date to occur, but all the terms of this Lease (including, without limitation, the requirement that Tenant pay Annual Base Rent and additional rent (each, as hereinafter defined) with respect to such full or partial floors) shall apply with respect to each space thus occupied by Tenant from the date that Tenant takes occupancy thereof for the conduct of its business therein. In the case of any such partial occupancy prior to the Lease Commencement Date, Annual Base Rent shall be determined based on the ratio of the rentable area so occupied to the total rentable area of the Building.

       2.3 Promptly after the Lease Commencement Date is ascertained, Landlord and Tenant shall execute a written declaration setting forth the Lease Commencement Date, the date upon which the Lease Term will expire, the exact number of square feet of rentable area in the Premises, and the Annual Base Rent. The form of such declaration is attached hereto as Exhibit B and made a part hereof.

       2.4 For purposes of this Lease, the term "LEASE YEAR" shall mean either (a) each period of twelve (12) consecutive calendar months commencing on the first day of the month immediately following the month in which the Lease Commencement Date occurs, and on each anniversary of such date, except that the first Lease Year shall also include the period from the Lease Commencement Date to the first day of the following month; or (b) if the Lease Commencement Date shall occur on the first day of a calendar month, each period of twelve (12) consecutive calendar months commencing on the Lease Commencement Date and on each anniversary of such date; whichever is applicable.

                                 ARTICLE III
                                  BASE RENT

       3.1     (a)    During the first Lease Year, Tenant shall pay to
Landlord as Annual Base Rent, net of all Expenses (which term is defined in Section 4.2 below), for the Premises, without set off, deduction or demand, an amount equal to the Formula Rent (as hereinafter defined), which amount shall be increased on an annual basis as provided in Section 3.2 below.

               (b) The "FORMULA RENT" shall be an amount equal to the product of (i) the Project Costs, as defined in the Phase II Development Agreement, multiplied by (ii) Nine and Six Tenths Percent (9.6%), which amount may be increased in accordance with the provisions of Section 3.2 (a) hereof and which amount, as it may be increased, shall be subject to annual adjustment as provided in Section 3.2 (b) hereof.

               (c) The Annual Base Rent payable hereunder during each Lease Year shall be divided into equal monthly installments and such monthly installments shall be due and payable in advance on the first day of each month during such Lease Year. If the Lease Commencement Date (determined pursuant to Section 2.2 hereof) occurs prior to a date when final Project Costs are ascertained, then Annual Base Rent shall initially be determined and payable based on projections of such costs as of the Lease Commencement Date, as reasonably determined by Landlord and Tenant, and shall thereafter be recalculated when such costs are ascertained. Upon such recalculation, Landlord shall deliver to Tenant a written notice specifying (i) the calculation of Annual Base Rent based upon actual Project Costs, (ii) the Annual Base Rent that is payable to Landlord hereunder for the period commencing on the Lease Commencement Date and continuing through the date of such notice based on actual Project Costs, and (iii) the Annual Base Rent that was in fact paid to Landlord for the same time period. If the amount of Annual Base Rent paid by Tenant for such time period exceeds the amount of Annual Base Rent payable for such time period based on actual Project Costs, Landlord shall credit the net overpayment against the next monthly installment(s) of Annual Base Rent and additional rent due hereunder. Conversely, if Tenant's actual liability for Annual Base Rent for such time period exceeds the sums theretofore paid by Tenant on account thereof, Tenant shall pay the amount of the deficiency within thirty (30) days following Tenant's receipt of Landlord's notice. In either event, there shall be added to the excess that is to be credited or the deficiency that is to be paid (whichever is applicable) a sum equal to interest on each monthly component of the amount to be credited or paid from the date each monthly component would have been payable if actual Project Costs had been known on the Lease Commencement Date to the date of the credit or payment pursuant to the reconciliation statement calculated at the Interest Rate (as hereinafter defined). Effective as of the date of such notice (the "RENT RECALCULATION DATE"), Tenant shall begin paying Annual Base Rent at the recalculated rate. Any dispute between Landlord and Tenant as to the amount of the Project Costs (whether projected or final) shall be determined in accordance with the provisions of the Phase II Development Agreement.

               (d) For purposes of calculating the Formula Rent payable hereunder, the term "PROJECT COSTS" shall be determined in accordance with the provisions of Section 10(a) of the Phase II Development Agreement.

       3.2     (a)    In accordance with the provisions of Section 10(b)(ii)
of the Phase II Development Agreement, Tenant may elect that Landlord provide Tenant with an additional improvement allowance (the "ADDITIONAL LEASEHOLD IMPROVEMENT ALLOWANCE") to be used by Tenant in connection with designing, constructing and installing the Leasehold Improvements in the Premises in an amount up to but not to exceed the product of Four Dollars and Fifty Cents ($4.50) multiplied by the number of square feet of rentable area in the Building In the event Tenant elects to utilize all or a portion of the Additional Leasehold Improvement Allowance, the amount of annual base rent payable by Tenant in accordance with Section 3.1 hereof shall be increased by an amount sufficient to amortize the entire Additional Leasehold Improvement Allowance (or such lesser portion thereof) which Tenant has elected to use at an interest rate of ten percent (10%) per annum over the initial fifteen (15) year term of this Lease.

               (b) Commencing on (i) the first day of the second (2nd), third (3rd) fourth (4th) and fifth (5th) Lease Years, the Annual Base Rent payable for such Lease Year shall be increased over the escalated Annual Base Rent in effect during the preceding Lease Year by two percent (2%), (ii) the first day of the sixth (6th), seventh (7th) eighth (8th), ninth (9th) and tenth (10th) Lease Years the Annual Base Rent payable for such Lease Year shall be increased over the escalated Annual Base Rent in effect during the preceding Lease Year by two and one-half percent (2.5%) and (iii) the first day of the eleventh (11th), twelfth (12th), thirteenth (13th), fourteenth
(14th) and fifteenth (15th) Lease Years the Annual Base Rent payable for such Lease Year shall be increased over the escalated Annual Base Rent in effect during the preceding Lease Year by three percent (3%).

       3.3 All rent shall be paid to Landlord, without set-off, deduction or demand, in legal tender of the United States (i) at the address to which notices to Landlord are to be given or to such other address as Landlord may designate from time to time by written notice to Tenant, or (ii) by wire transfer in accordance with wiring instructions to be provided to Tenant by Landlord at least thirty (30) days prior to the Lease Commencement Date (or such alternative wiring instructions as Landlord may designate from time to time by written notice to Tenant). Any failure by Landlord to timely notify Tenant of such wiring instructions shall not excuse the payment of rent by Tenant; however, Tenant shall not be obligated to make any rent payment hereunder sooner than five (5) business days following Tenant's receipt of Landlord's wiring instructions. If Landlord shall at any time accept rent after it shall come due and payable, such acceptance shall not excuse a delay upon subsequent occasions, or constitute or be construed as a waiver of any of Landlord's rights hereunder.

                                  ARTICLE IV
                               ADDITIONAL RENT

       4.1 Tenant shall bear the costs and expenses incurred each year in the operation of the Building and the Land. For so long as Tenant is the sole lessee of the Building, Tenant shall have the right to provide input into the determination of such annual costs and expenses, as follows. Not more than thirty (30) days prior to the Lease Commencement Date, Landlord shall prepare and submit to Tenant a proposed budget for the operation and maintenance of the Building and the Land, the parties acknowledging and agreeing that such budget shall represent Landlord's reasonable expectation of such costs and expenses as the Building will not have been substantially completed at the time of the preparation of such budget. On or before

November 15 of each calendar year during the Lease Term, Landlord shall prepare and submit to Tenant (i) a proposed budget or other form of summary identifying with reasonable detail the anticipated categories of expenditures to be made, proposed major vendors to provide services and proposed scope of services (including, but not limited to, security services) to be provided by Landlord for the ensuing calendar year in the operation and maintenance of the Building and the Land and (ii) after the first year of operation of the Building, the operating history of the Building for the previous year (the "OPERATING PLAN"). It is the intention of Landlord and Tenant that Operating Expenses, as defined below, and the individual components thereof shall not materially exceed prevailing market costs and rates for like items and services, however, the parties acknowledge and agree that there may be occasions from time to time where it is in the best interests of the Building for a particular item to be performed or purchased at a cost or expense which exceeds prevailing market rates. If Tenant has reasonable additions, deletions or modifications to any elements of Landlord's proposed Operating Plan, Tenant shall notify Landlord of same within thirty (30) days following receipt of the proposed Operating Plan and Landlord shall incorporate Tenant's reasonable additions, deletions and modifications into Landlord's proposed Operating Plan and shall operate the Building substantially in accordance therewith; provided that, in no event shall Landlord be obligated to operate the Building or the Land in a manner that is inconsistent with the standards of a Class A suburban office building in the Market Area. The Operating Plan (as it may be revised with Tenant's input as aforesaid) shall serve as a general guide to the scope of services to be provided and expenditures to be made in the operation and maintenance of the Building and Land and Landlord shall not deviate therefrom in any material manner without first obtaining Tenant's prior written consent, which consent shall not be unreasonably withheld, conditioned or delayed, and shall be deemed given if not withheld in writing within seven (7) business days following Landlord's notice thereof to Tenant; provided that, in case of emergency or in any case in which Landlord reasonably believes delay might cause injury to persons, material injury to property or a violation of any Legal Requirement, Landlord may act without Tenant's prior written consent. Any failure of Landlord to timely provide an annual Operating Plan to Tenant as provided herein shall not relieve Tenant of its obligation to pay additional rent pursuant to this Article IV.

       4.2 The costs and expenses (the "EXPENSES") for which Tenant shall be responsible are defined as follows:

               (a) "OPERATING EXPENSES" shall mean and include those direct reasonable and customary expenses actually incurred and paid in operating and maintaining the Building and the Land in a manner consistent with the operating and maintenance standards observed at similar Class A suburban office buildings located in the Market Area, including, but not limited to, the following: (1) electricity, gas, water, sewer and other utility charges of every type and nature; (2) premiums and other charges for insurance (including, but not limited to, property insurance, rent loss insurance and liability insurance) incurred in accordance with Section 12.2 hereof; (3) all management fees incurred in the management of the Building (subject to the limitation set forth below); (4) all costs incurred in connection with service and maintenance contracts; (5) maintenance and repair expenses and supplies;
(6) amortization (calculated on a straight-line basis over the useful life of the improvement, with interest at Landlord's applicable cost of funds or, if the improvement is not financed, at the prime rate reported in The Wall Street Journal) for capital expenditures made by Landlord, but only to the extent that they (i) are made after the first two (2) years of the Lease Term and are intended to decrease Operating Expenses or improve safety, or (ii) are made after the expiration of the tenth (10th) Lease Year of the Lease Term as a result of Legal Requirements enacted after the date of this Lease, provided, however, that Landlord shall be entitle to recoup the cost of capital improvements which result in energy savings to the Building within the savings period attributable to such improvement and provided further that commencing in the sixth (6th) Lease Year, Landlord may pass through directly to Tenant the entire actual cost incurred by Landlord in connection with the maintenance, repair and replacement of major components of any Building systems which prematurely fail due to Tenant's mandated hours of operation of such system(s) in excess of sixty-eight (68) hours per week; (7) salaries, wages, benefits and other expenses of Building personnel, together with the costs of maintaining engineering, maintenance and/or management offices in the Building (which costs shall not include imputed rent for the space in the Building occupied for such purposes); provided, however, that if during the Lease Term such personnel or entities are working on projects other than the Building, then their wages, salaries, fees and related expenses shall be appropriately allocated among all of such projects and only that portion of such expenses reasonably allocable to the Building shall be included in Operating Expenses; (8) legal fees (except as excluded below), administrative expenses, and accounting, architectural and other professional fees and expenses, except those that are normally absorbed by the property manager and not charged separately to Landlord in addition to management fees; (9) costs of any service not provided to the Building on the Lease Commencement Date but thereafter provided by Landlord pursuant to the then current Operating Plan established pursuant to Section 4.1 above, provided pursuant to the request of Tenant, otherwise provided pursuant to Section 4.1 above, or, during any time that Orbital is not the sole lessee of the Building, provided in the prudent management of the Building; (10) charges for concierge, security, janitorial, char and cleaning services and supplies furnished to the Building (except that costs of furnishing char and janitorial service to any space in the Building shall be excluded with respect to such space for so long as Tenant is furnishing its own char and janitorial service to such space in accordance with the provisions of this Lease); (11) costs associated with the provision or operation of any common facilities, including (without limitation) parking areas, landscaped areas, access roads, and the Building's loading dock; (12) fees and assessments payable pursuant to any declaration of covenants recorded against the Land or any property owners' association affecting the Land, which covenants if recorded against the Land after the effective date of this Lease and if Orbital is the lessee of fifty-one percent (51%) of the Building at such time, shall be subject to Orbital's approval; (13) Supplemental Land Costs, as defined in Section 4.2(c) below; and (14) any other reasonable expense incurred by Landlord in maintaining, repairing or operating the Building or the Complex. Any provision herein to the contrary notwithstanding, Operating Expenses shall not include the following:

               (i) the cost of any work performed (such as preparing a tenant's space for occupancy, including painting and decorating) or services provided (such as separately metered electricity) for any tenant (including Tenant) at such tenant's cost, or provided by Landlord without charge (such as free rent or improvement allowances);

               (ii) salaries, benefits and other compensation of Landlord's officers, partners, its headquarters staff and personnel located outside of the Complex, except to the extent includible pursuant to clause (7) above;

               (iii) the cost of any work performed or service provided for any tenant of the Building (other than Tenant, if any) to a materially greater extent or in a materially more favorable manner than that furnished generally to the other tenants and occupants;

               (iv) the cost of any items for which Landlord is reimbursed by insurance proceeds (or would have been so reimbursed if Landlord had maintained the insurance required pursuant to Section 12.2 hereof), condemnation awards, or otherwise, or the cost of any item or service for which Landlord is actually reimbursed or is entitled to be reimbursed by another tenant of the Building, provided, however, that Landlord may include any insurance deductible in Operating Expenses;

               (v) depreciation of the Building and the cost of any additions, changes, or replacements to the Building, or amortization thereof, which under generally accepted accounting principles are properly classified as capital expenditures, except to the extent includable pursuant to clause
                              (6) above and subject to Tenant's obligations with respect to capital expenditures pursuant to
                              Section 4.2(a)(6) above and Sections 4.8 and 6.2 below;

               (vi) the cost of any repair made in response to any fire or casualty damage (except for the amount of any commercially reasonable "deductible" under Landlord's property insurance) or any condemnation;

               (vii) interest and principal payments on any debt, depreciation, and rental under any ground lease or other underlying lease;

               (viii) any real estate brokerage commissions or other costs incurred in procuring tenants, or any fee in lieu of commission;

               (ix) property management fees in excess of two and one-half percent (2.5%) of the Annual Base Rent payable hereunder from time to time;

               (x) any costs representing an amount paid to an entity related to or affiliated with Landlord to the extent in excess of the amount which would have been paid in the absence of such a relationship;

               (xi) any expenses for repairs or maintenance which are covered by warranties, guaranties or service contracts (excluding any mandatory deductibles);

               (xii) legal expenses arising out of the construction, sale, financing or refinancing of the Land or the Building, or the enforcement or defense of the provisions of any tenant's lease or organizational matters of Landlord or of any other proceeding by or against Landlord with respect to matters not specifically intended to be included as Operating Expenses;

               (xiii) insurance premiums to the extent of any refunds thereof;

               (xiv) incremental costs necessitated by or resulting from the negligence or willful misconduct of Landlord, its managing agent, or its employees or from the gross negligence or willful misconduct of Landlord's independent contractors or other agents;

               (xv) costs arising out of a sale, financing or refinancing of the Land or the Building or any interests therein;

               (xvi) costs and taxes associated with the operation of the business entity of Landlord, including partnership audit, business entity accounting, and business entity legal matters;

               (xvii) costs, legal expenses, interest, fines and penalties associated with Landlord's making any late payments;

               (xviii) any costs or expenses incurred in connection with the remediation or removal of Hazardous Materials;

               (xix) acquisition or leasing costs of sculpture, paintings or other objects of art;

               (xx) except as provided in Section 4.2(a)(6) above, costs for repairing, replacing or otherwise correcting defects (but not the costs of repair or normal wear and tear) in the initial construction of the Premises;

               (xxi) costs of initial construction of the Premises, including all Project Costs;

               (xxii) rent for any on-site offices of Landlord or its managing agent; provided, however that Tenant shall make available to Landlord, without cost to Landlord, approximately 1,700 rentable square feet of space in the Building for a management office, storage space, janitors' closets and/or building engineer's shop (all in locations to be reasonably agreed upon, including in the below grade garage space), which space shall be included in the rentable area of the Building when determining the Base Rent to be paid by Tenant under Article III hereof; and

               (xxiii)        charitable or political contributions.

In the event a single expenditure pays for the provision of a good or service to both the Building and any other building in the Complex or owned by Landlord, then Expenses shall include only the portion of such payment that is equitably allocable to the Building, as reasonably determined by Landlord and disclosed in writing to Tenant. Similarly, if any expenditure (whether in the nature of Operating Expenses or Real Estate Taxes (as defined below) benefits or otherwise relates to the Land and/or Building hereunder, as well as other land and/or buildings (including any land that may have been excluded from the Land hereunder pursuant to Section 1.4 hereof), then Expenses shall include only the portion of such expenditure that is equitably allocable to the

Land and/or Building hereunder (as they may be constituted from time to time), as reasonably determined by Landlord and disclosed in writing to Tenant.

               (b) "REAL ESTATE TAXES" shall mean and include (i) all real property taxes, including general and special assessments, if any, which are imposed upon Landlord in connection with the Building and/or the Land or assessed against the Building and/or the Land; (ii) any other present or future taxes or governmental charges which are imposed upon Landlord in connection with the Building and/or the Land, or assessed against the Building and/or the Land, including, but not limited to, any tax levied on or measured by the rents payable by tenants in the Building which are in the nature of, or in substitution for, real property taxes; and (iii) all taxes which are imposed upon Landlord, and which are assessed against the value of any improvements to the Premises made by Tenant or any machinery, equipment, fixtures or other personal property of Tenant used therein. In no event shall "Real Estate Taxes" include (A) income or net profit taxes imposed upon Landlord, except to the extent such taxes are in substitution for real property taxes, (B) the amount of any special taxes or special assessments actually paid by Landlord in any calendar year in excess of the minimum installment of special taxes or special assessments required to be paid by Landlord during such calendar year (it being agreed that Landlord shall elect the longest period of time allowed by the authority imposing the tax or assessment in which to pay installments of special taxes or special assessments that are to be prorated over several years), (C) franchise, stock and inheritance or estate taxes and sales, use or excise taxes imposed on rent, except to the extent such taxes are imposes in lieu of real estate taxes, (D) any transfer taxes, recording fees, tap fees, excises, levies, license fees, permit fees, impact fees, inspection fees or other authorization fees and any other similar charges which are included in the term "Project Costs". Tenant may request that all real estate taxing authorities, when issuing notices of assessment and real estate tax bills with respect to the Building or the Land, issue such notices and bills to both Landlord and Tenant simultaneously, and Landlord shall cooperate with such request. If any such taxing authority will not agree to same, then Tenant shall so notify Landlord and Landlord shall thereafter use reasonable efforts to furnish to Tenant a copy of each such notice of assessment or real estate tax bill that Landlord receives from such taxing authority with respect to the Building and/or the Land within thirty (30) days following Landlord's receipt thereof and shall be obligated to furnish to Tenant a copy thereof (if available) within ten (10) days following Landlord's receipt of Tenant's written request therefor. Landlord shall make a determination whether or not to challenge or appeal such assessment based on Landlord's reasonable judgment of which course is in the best interest of the Building. So long as Orbital is leasing not less than fifty-one percent (51%) of the rentable area of the Building, Landlord shall inform Tenant of such determination, and shall make available appropriate personnel to discuss with Tenant the reasons underlying such determination. In the event Landlord determines not to challenge or appeal such assessment (or, having undertaken to appeal or challenge such an assessment, does not pursue the appeal or challenge with due diligence and continuity), and provided Tenant is leasing the minimum square footage specified in the preceding sentence, Landlord agrees that Tenant may appeal or challenge such assessment in Landlord's place and stead and that Landlord will join in and cooperate with Tenant in prosecuting such appeal or challenge; provided, however, that such appeal or challenge shall be undertaken at Tenant's sole cost and at no expense to Landlord (except that, if Tenant's appeal or challenge is successful, then Tenant may recover its costs out of the refund or reduction of Real Estate Taxes achieved by Tenant prior to allocating such reduction to the tenants of the Building).

               (c) It is the intention of the parties that as the Complex is subdivided and additional buildings are constructed therein, each of the lots in the Complex shall bear their pro rata portion of the costs (collectively, "SUPPLEMENTAL LAND COSTS") of all common roadwork and other common infrastructure costs that are associated with the initial and any subsequent development of the Complex (collectively, "COMMON SITE WORK"). For purposes hereof, Supplemental Land Costs associated with a subsequent phase of development of the Complex (i) shall include all costs and expenses (including, without limitation, interest and interest carry) of the types that are incurred (provided the cost incurred is subsequently paid) or paid by Landlord or the owners of the other lots in the Complex in connection with the further development of the lots in the Complex and (ii) shall be equitably apportioned among all of the buildings in the Complex. Common Site Work shall include, without limitation, the costs of extending the primary road network and pedestrian walkways serving the Complex to serve subsequent phases; the costs of extending utilities to the perimeter of a subsequent phase; the costs of expanding storm water facilities to serve subsequent phases; the costs of developing, installing lighting in, and landscaping entrances to the Complex and other common areas of the Complex and any and all other site development mandated by applicable Legal Requirements, as defined herein; and the costs of installing directional signage and entrance signage in common areas situated on subsequent phases

       4.3 Tenant shall pay to Landlord, as additional rent for the Premises, the Expenses incurred by Landlord in the operation of the Building and the Land during any calendar year falling entirely or partly within the Lease Term, but the Expenses for any calendar year during the Lease Term shall be apportioned so that Tenant shall pay only that portion of such Expenses for such year as fall within the Lease Term. This provision shall survive the expiration or earlier termination of this Lease. Tenant shall also pay the Expenses incurred by Landlord during any period of partial occupancy prior to the Lease Commencement Date pursuant to Section 2.2 hereof.

       4.4 If, during any period in which Orbital is not the sole lessee of the Building, the occupancy rate for the Building during any calendar year is less than ninety-five percent (95%), or if any office tenant is separately paying for electricity or janitorial services furnished to its premises, then Expenses for such calendar year shall be deemed to include all additional expenses with respect to those Expenses that vary in accordance with the occupancy of the Building, as reasonably estimated by Landlord, which would have been incurred during such calendar year if the occupancy rate for the Building had been ninety-five percent (95%) and if Landlord paid for electricity and janitorial services furnished to such premises. This provision shall not operate in a manner that would permit Landlord to recover from Tenant additional rent on account of Operating Expenses for any calendar year which, when added to the total additional rent payable by all tenants of the Building on account of Operating Expenses for such year will exceed the actual Operating Expenses incurred by Landlord for such year.

       4.5 Commencing on the Lease Commencement Date and on the first day of each month thereafter, Tenant shall make estimated monthly payments, based on the Operating Plan, to Landlord on account of the Expenses that are reasonably expected to be incurred during each calendar year falling entirely or partly within the Lease Term. The amount of such monthly payments shall be determined as follows: Commencing with the Lease Commencement Date (or such earlier date as of which Expenses may be payable by Tenant pursuant to Section 4.3) and at the beginning of each calendar year thereafter, Landlord shall submit to Tenant a statement setting forth Landlord's reasonable estimate of the Expenses that are expected to be incurred during such calendar year (and, if Orbital is not the sole lessee of the Building, Tenant's proportionate share thereof). Provided that Tenant receives such statement at least forty-five
(45) days in advance, Tenant shall pay to Landlord on the first day of each month following receipt of such statement during such calendar year an amount equal to (A) the excess of (i) the anticipated Expenses (or Tenant's proportionate share thereof, during any period in which the Building is multi-tenanted) for the full calendar year (or the portion of such calendar year that falls within the Lease Term) over (ii) the monthly payments made by Tenant (on the basis of the estimate in effect during the preceding calendar year) prior to the commencement of payments made on the basis of Landlord's estimate for the current calendar year, multiplied by (B) a fraction, the numerator of which is one (1) and the denominator of which is the number of months during such calendar year which fall within the Lease Term and follow the date of the foregoing statement. Within approximately ninety (90) days after the expiration of each calendar year, Landlord shall submit to Tenant a statement certified by Landlord (the "RECONCILIATION STATEMENT"), showing (i) the Expenses actually incurred during the preceding calendar year (and, during any period in which the Building is multi-tenanted, Tenant's proportionate share thereof), and (ii) the aggregate amount of the estimated payments made by Tenant on account thereof. If the aggregate amount of such estimated payments exceeds Tenant's actual liability for such Expenses, then Landlord shall credit the net overpayment against the next monthly installment(s) of Annual Base Rent and additional rent coming due under this Lease (or if the Lease Term has ended, shall pay such net overpayment to Tenant within thirty
(30) days after providing such Reconciliation Statement to Tenant). If Tenant's actual liability for such Expenses exceeds the estimated payments made by Tenant on account thereof, then Tenant shall pay to Landlord the total amount of such deficiency within thirty (30) days after its receipt of the Reconciliation Statement from Landlord. In the event Landlord has failed to deliver a Reconciliation Statement to Tenant within approximately ninety (90) days after the expiration of a calendar year, Tenant may deliver to Landlord a written demand that the Reconciliation Statement be delivered within sixty
(60) days following the date of delivery of Tenant's demand notice, and if Landlord fails to deliver the Reconciliation Statement to Tenant within sixty
(60) days after the date on which Landlord receives Tenant's demand notice, then Landlord shall forfeit the right to bill Tenant for any amount on account of Expenses incurred during such calendar year in excess of the estimated payments made by Tenant during such calendar year (but Tenant shall not forfeit the right to be reimbursed for any overpayment if its estimated payments exceeded the actual Expenses, and Landlord shall not be excused from its obligation to deliver the Reconciliation Statement). The provisions of this paragraph shall survive the expiration or earlier termination of this Lease.

       4.6 Tenant shall have the right, during business hours and upon reasonable prior notice, from time to time to inspect and make copies of Landlord's books and records relating to Expenses, and/or to have such books and records audited at Tenant's expense by an independent certified public accountant or other qualified consultant designated by Tenant, not more than ten percent (10%) of the fees of whom shall be determined on a contingent basis, except that any audit that discloses that annual Expenses have been overstated by more than three percent (3%) shall be at Landlord's expense. Any discrepancy shall be corrected by a payment of any shortfall to Landlord by Tenant, or a refund of any overpayment to Tenant by Landlord, within thirty
(30) days after the applicable audit. In the event Tenant does not contest a statement of Expenses within three (3) years after the date it receives a Reconciliation Statement (and provided Landlord has cooperated with Tenant undertaking an audit of Landlord's books and records, if so requested by Tenant), such Reconciliation Statement shall become binding and conclusive upon each party. Tenant shall use reasonable efforts to (and shall use reasonable efforts to cause its agents to ) keep the results of such audit confidential. Landlord shall retain the books and records for the Building for the period subject to Tenant's audit rights.

       4.7 So long as Tenant is the sole lessee of the Building, Tenant may request that electric utility bills be sent directly from the electricity provider to Tenant, in which event Tenant shall be obligated to pay all charges for electricity directly to such electricity provider as and when due. If Tenant ceases to be the sole lessee of the Building, Tenant may request that electricity furnished to the Premises be separately metered, if such service is available from the applicable utility provider, in which event Landlord shall, subject to any conditions or limitations imposed by the electricity provider, install a submeter or checkmeter at Tenant's expense. Following any such separate metering, Tenant shall timely pay directly to the appropriate utility all charges for electricity furnished to the Premises (and the charges for such separately metered electricity shall not be included in Operating Expenses). Notwithstanding anything contained herein to the contrary, if Tenant fails to pay any electric bill that is provided directly to Tenant by the electric utility as and when due, such failure shall constitute a default hereunder. If any such default is not cured within ten
(10) business days following written notice from Landlord, then Landlord shall have the right, but shall not be obligated, to pay the delinquent amounts, and Tenant shall reimburse Landlord therefor within five (5) business days after receiving notice of such payment by Landlord; provided that Landlord may act without notice to Tenant if delay would cause an interruption of utility services, an emergency or similar situation. Notwithstanding anything to the contrary herein, in the event electric service to the Premises is measured by separate meter or check meter, Tenant shall not be relieved of its obligation to pay its share of Expenses attributable to the provision of electrical service to the common areas of the Building. Landlord shall have the right to verify Tenant's electrical consumption in the Premises through the energy management system in the Building.

       4.8 Except as otherwise provided in Sections 4.2(a)(6), Section 6.2 and this Section 4.8, Landlord shall bear the cost of, and shall not pass through to Tenant as an Expense hereunder, any necessary or appropriate capital expenditures constituting additions or changes to, or replacements of, the base building systems and other base building components of the Building ("BASE BUILDING CAPITAL EXPENDITURES"). The preceding sentence notwithstanding, Landlord shall not be obligated to make any such capital repair or replacement to specifications that exceed building standard specifications unless Tenant agrees to pay in full, at the time the Base Building Capital Expenditure is incurred, the excess cost of such Tenant-upgraded capital repair or replacement over the cost of making such capital replacement or repair to building standard specifications; provided, however, in the event (i) the cost of the Base Building Capital Expenditure in question is less than Five Hundred Thousand Dollars ($500,000.00), which cap shall be increased annually by the increase in the Consumer Price Index, as defined in the Phase II Development Agreement, and (ii) Orbital's net worth (which shall be determined on a pro forma basis using generally accepted accounting principles consistently applied and using the most recent financial statements) is not less than it is on the Effective Date, then Tenant may elect to amortize the cost of such Base Building Capital Expenditure, at an interest rate acceptable to Landlord but not exceeding commercially reasonable interests rates at the time of the expenditure, as additional rent to be paid by Tenant over the remainder of the Lease Term, assuming that Tenant does not and has not elected to renew this Lease. In addition, any necessary or appropriate capital expenditures constituting additions or changes to, or replacements of, any of Tenant's tenant improvements shall be payable in full by Tenant at the time the capital expenditure is incurred. For purposes hereof, "building standard" specifications shall mean specifications customary in Class A suburban office buildings in the Market Area.

                                  ARTICLE V
                               SECURITY DEPOSIT

       5.1     (a)    Tenant shall be obligated to post, as the "SECURITY
DEPOSIT" hereunder, a sum equal to Four Hundred Sixty Thousand Dollars ($460,000.00). Upon the Lease Commencement Date, provided no default on the part of Tenant under this Lease shall then be in existence and no Event of Default, as defined in Section 18.1 hereof, has occurred hereunder, the security deposit shall be reduced to Four Hundred Thousand Dollars ($400,000.00). All cash which Tenant delivers to Landlord as a security deposit, including the proceeds if Landlord draws of the Letter of Credit, as defined below, will be deposited in a separate, interest-bearing account maintained by Landlord with a depository selected by Tenant and approved by Landlord, in its reasonable discretion, with interest accruing to the benefit of Tenant. Interest on the security deposit (if it is in the form of cash) shall be disbursed to Tenant no less often than on a quarterly basis. Following an Event of Default, interest earned on the security deposit shall be added to and become a part of the security deposit and shall not be disbursed to Tenant, except upon the return of the security deposit in accordance with the terms hereof. Landlord hereby approves NationsBank, N.A. as an acceptable depository for the security deposit.

               (b) The security deposit shall be security for the performance by Tenant of all of Tenant's obligations, covenants, conditions and agreements under this Lease. Within thirty (30) days after the expiration of the Lease Term, and provided Tenant has vacated the Premises and is not in default hereunder, Landlord shall return the security deposit to Tenant, less such portion thereof as Landlord shall have applied to satisfy any default by Tenant hereunder. Following an Event of Default by Tenant hereunder, Landlord shall have the right, but shall not be obligated, to use, apply or retain all or any portion of the security deposit for (i) the payment of any Annual Base Rent or additional rent or any other sum as to which Tenant is in default,
(ii) the payment of any amount which Landlord may spend or become obligated to spend to repair physical damage to the Premises or the Building pursuant to
Section 8.3 hereof, or (iii) the payment of any amount Landlord may spend or become obligated to spend, or for the compensation of Landlord for any losses incurred, by reason of Tenant's default hereunder, including, but not limited to, any damage or deficiency arising in connection with the reletting of the Premises. If any portion of the security deposit is so used or applied (including a draw under any letter of credit that may serve as the security deposit hereunder), within three (3) business days after written notice to Tenant of such use or application, Tenant shall deposit with Landlord cash in an amount sufficient to restore the security deposit to the full amount required to be maintained hereunder (or, if the security deposit is in the form of a letter of credit, replace or restore the letter of credit to the full amount required to be maintained hereunder), and Tenant's failure to do so shall constitute a default under this Lease.

               (c) Tenant shall have the right to deliver to Landlord an unconditional, irrevocable letter of credit in substitution for the cash security deposit, subject to the following terms and conditions. Such letter of credit shall be (a) substantially in the form attached hereto as Exhibit D or such other form and substance satisfactory to Landlord in its sole discretion; (b) at all times in the amount of the security deposit, and shall permit multiple draws; (c) issued by a commercial bank reasonably acceptable to Landlord from time to time and located in the Washington, D.C. metropolitan area; (d) made payable to, and expressly transferable and assignable at no charge by, the owner from time to time of the Building (which transfer/assignment shall be conditioned only upon the execution of a written document in connection therewith); (e) payable at sight upon presentment to a local branch of the issuer located in the Washington, D.C. metropolitan area of a simple sight draft or certificate stating that an Event of Default has occurred under this Lease and that Landlord is entitled to draw upon the letter of credit in the amount set forth in the sight draft or certificate;
(f) of a term not less than one year; and (g) at least thirty (30) days prior to the then-current expiration date of such letter of credit, either (1) renewed (or automatically and unconditionally extended) from time to time through the ninetieth (90th) day after the expiration of the Lease Term, or
(2) replaced with cash in the amount of the Security Deposit. Notwithstanding anything in this Lease to the contrary, any cure or grace periods set forth in this Lease shall not apply to Tenant's obligations under subsection (g) above, and, specifically, if Tenant falls to timely comply with the requirements of subsection (g) above, then Landlord shall have the right to immediately draw upon the letter of credit without notice to Tenant and apply the proceeds to the security deposit. Each letter of credit shall be issued by a commercial bank that has a credit rating with respect to certificates of deposit, short term deposits or commercial paper of at least P-2 (or equivalent) by Moody's Investor Service, Inc., or at least A-2 (or equivalent) by Standard & Poor's Corporation, and shall be otherwise acceptable to Landlord in its reasonable discretion. If the issuer's credit rating is reduced below P-2 (or equivalent) by Moody's Investors Service, Inc. or below A-2 (or equivalent) by Standard & Poor's Corporation, or if the financial condition of such issuer changes in any other materially adverse way, then Landlord shall have the right the require that Tenant obtain a substitute letter of credit from a different issuer that complies in all respects with the requirements of this Section, and Tenant's failure to obtain such substitute letter of credit within ten
(10) business days following Landlord's written demand therefor (with no other notice or cure or grace period being applicable thereto, notwithstanding anything in this Lease to the contrary) shall entitle Landlord to immediately draw upon the then existing letter of credit in whole or in part, without notice to Tenant. In the event the issuer of any letter of credit held by Landlord is placed into receivership or conservatorship by the Federal Deposit Insurance Corporation, or any successor or similar entity, then, effective as of the date such receivership or conservatorship occurs, said letter of credit shall be deemed not to meet the requirements of this Section, and, within ten
(10) business days thereafter, Tenant shall replace such letter of credit with a substitute security deposit meeting the requirements of this Section (and Tenant's failure to do so shall, notwithstanding anything in this Lease to the contrary, constitute an Event of Default for which there shall be no notice or grace or cure periods being applicable thereto other than the aforesaid ten
(10) business day period). Landlord shall return the superseded letter of credit to Tenant promptly upon receipt of its replacement. Any failure or refusal of the issuer to honor the letter of credit shall be at Tenant's sole risk and shall not relieve Tenant of its obligations hereunder with respect to the security deposit.

               (d) Tenant shall have the right, from time to time, to substitute a letter of credit meeting the requirements of Subparagraph (c) for the cash security deposit, and vice versa, on one or more occasions, provided that substitutions may not occur more frequently than one (1) time in any twelve (12) month period.

               (e) Provided that, as of the applicable Reduction Date, as defined below, (i) no default on the part of Tenant under this Lease shall then be in existence and no Event of Default, as defined in Section 18.1, has occurred hereunder, (ii) no uncorrected physical damages to the Premises shall have occurred, ordinary wear and tear excepted and (iii) no other event shall have occurred during the Lease Term which would entitle Landlord to use or to retain all or a portion of the security deposit in accordance with the provisions of this Article V, Tenant shall have the right on the first day of the second (2nd) Lease Year and on the first day of each of the following four
(4) Lease Years thereafter (each a "REDUCTION DATE") to reduce the security deposit by the amount of Eighty Thousand Dollars ($80,000.00). Notwithstanding anything herein to the contrary, if an Event of Default has occurred, then there shall occur no further reduction in the security deposit. If any portion of the security deposit is then in the form of a letter of credit, such reduction shall occur by means of delivery by Tenant to Landlord of a substitute Letter of Credit in such amount and in strict conformity with the terms of this Article V, in which event, the original Letter of Credit and any substituted Letter of Credit, as applicable, shall be returned to Tenant.

       5.2 In the event of the sale or transfer of Landlord's interest in the Building, Landlord shall have the right to transfer the security deposit to the purchaser or assignee, provided such purchaser or assignee assumes Landlord's obligations hereunder, as evidenced by the agreement of such purchaser or assignee, a copy of which Landlord shall furnish to Tenant in accordance with Section 14.3 hereof. If Landlord transfers the security deposit to a purchaser or assignee, Tenant shall look only to such purchaser or assignee for the return of the security deposit, and Landlord shall thereupon be released from all liability to Tenant for the return of the security deposit. If the security deposit is in the form of a letter of credit, then Tenant shall, within ten (10) days after Landlord's request therefor, cause the Letter of Credit to be amended or reissued by the issuer to indicate the new beneficiary.

       5.3 Tenant hereby acknowledges that Tenant will not look to the holder of any mortgage (as defined in Section 20.1) encumbering the Building for return of the security deposit if such holder, or its successors or assigns, shall succeed to the ownership of the Building, whether by foreclosure or deed in lieu thereof, except if and to the extent the security deposit is actually transferred to such holder; provided, however, that Landlord agrees to transfer any security deposit from Tenant to such holder of any mortgage encumbering the Building.

       5.4     (a)    In the event Tenant elects to use all or a portion of
the Additional Leasehold Improvements Allowance, Tenant shall be required to deposit with Landlord an additional security deposit (the "ADDITIONAL SECURITY DEPOSIT") in an amount equal to fifty percent (50%) of the amount of the Additional Leasehold Improvements Allowance actually used by Tenant. Except as expressly provided herein, the provisions of this Article V shall govern the delivery, maintenance, condition, use, disbursement and form of the Additional Security Deposit.

               (b) Provided that, as of the applicable Additional Security Deposit Reduction Date, as defined below, (i) no default on the part of Tenant under this Lease shall then be in existence and no Event of Default, as defined in Section 18.1, has occurred hereunder, (ii) no uncorrected physical damages to the Premises shall have occurred, ordinary wear and tear excepted and (iii) no other event shall have occurred during the Lease Term which would entitle Landlord to use or to retain all or a portion of the security deposit in accordance with the provisions of this Article V, Tenant shall have the right on the first day of the second (2nd) Lease Year and on the first day of each of the following nine (9) Lease Years thereafter (each a "ADDITIONAL SECURITY DEPOSIT REDUCTION DATE") to reduce the Additional Security Deposit in equal installments each in the amount of ten percent (10%) of the amount of the Additional Leasehold Improvement Allowance actually utilized by Tenant in accordance with the provisions of the Phase II Development Agreement. Notwithstanding anything herein to the contrary, if an Event of Default has occurred, then there shall occur no further reduction in the Additional Security Deposit. If any portion of the Additional Security Deposit is then in the form of a letter of credit, such reduction shall occur by means of delivery by Tenant to Landlord of a substitute Letter of Credit in such amount and in strict conformity with the terms of this Article V, in which event, the original Letter of Credit and any substituted Letter of Credit, as applicable, shall be returned to Tenant.

                                  ARTICLE VI
                               USE OF PREMISES

       6.1 Tenant shall use and occupy the Premises solely for general office purposes, research and development and related and ancillary uses and any other uses that are permitted under the approved Site Plan, applicable zoning laws and other Legal Requirements (as hereinafter defined) and are compatible with a Class A suburban office complex in the Market Area, as defined in Section 25.4 below, and for no other use or purpose. The parties hereby agree that the following uses are compatible with a Class A suburban office complex in the Market Area: laboratories, light assembly areas, health club/fitness center, outdoor fitness trail, day care center, sundries/lobby shop, laundry/dry cleaning drop-off service, and food service operations. Notwithstanding anything herein to the contrary, in no event shall such "compatible uses" in the aggregate exceed more than forty percent (40%) of the rentable area of the Building. Tenant shall not use or occupy the Premises for any unlawful purpose or in any manner that will constitute waste, nuisance or unreasonable annoyance. Tenant's use of the Premises shall also comply with all present and future laws, ordinances (including zoning ordinances and land use requirements), regulations, and orders of Loudoun County, the Commonwealth of Virginia and any other public or quasi-public authority having jurisdiction over the Premises, concerning the use, occupancy and condition of the Premises and all machinery, equipment and furnishings therein (together referred to herein as "LEGAL REQUIREMENTS").

       6.2 Pursuant to the provisions of the Phase II Development Agreement, Landlord shall obtain the initial non-residential use permit and any other similar governmental approvals which may be required for Tenant's occupancy of the Premises. It is expressly understood that if any present or future Legal Requirements require any other permit(s) for the Premises due to Tenant's particular use thereof, or Tenant's improvements or future alterations thereto, that Tenant will obtain such permit(s) at Tenant's own expense. Further, Tenant will comply with all Legal Requirements which impose on Landlord or Tenant a duty relating to or arising as a result of Tenant's use or occupancy of the Premises. In particular, without limiting the generality of the foregoing, any and all alterations or additions to the Premises that are required to be made after the Lease Commencement Date, as a result of Legal Requirements (now existing or hereafter enacted) shall be made by Tenant at Tenant's sole cost and expense and in accordance with the requirements of Article IX hereof. Notwithstanding anything contained herein to the contrary, Landlord shall be required to comply with any present or future Legal Requirements with respect to (i) elements and components of the "base building" structure and systems and (ii) the common areas of the Building which are within Landlord's control, unless, in either case, such Legal Requirements are imposed because of Tenant's particular use or configuration of the Premises (as opposed to office use generally) or any improvements constructed in the Premises by Tenant or caused by Tenant or any of its employees, agents, contractors or subtenants in which case Tenant shall bear the entire cost of performing such addition, replacement or alteration. Tenant shall promptly pay all fines, penalties and damages that may arise out of or be imposed on Landlord or Tenant because of Tenant's failure to comply with the provisions of this Section.

       6.3 Tenant shall pay any business, rent or other taxes that are now or hereafter levied upon Tenant's use or occupancy of the Premises, the conduct of Tenant's business at the Premises, or Tenant's equipment, fixtures or personal property. In the event that any such taxes are enacted, changed, or altered so that any of such taxes are levied against Landlord, or the mode of collection of such taxes is changed so that Landlord is responsible for collection or payment of such taxes, Tenant shall pay any and all such taxes to Landlord within thirty (30) days following written demand from Landlord.

       6.4 Tenant shall not cause or permit any Hazardous Materials to be generated, used, released, stored or disposed of in or about the Building or the Complex, provided that Tenant may use and store reasonable quantities of standard office supplies and cleaning materials as may be reasonably necessary for Tenant to conduct normal general office use operations in the Premises and in compliance with all Environmental Laws and other applicable Legal Requirements. At the expiration or earlier termination of this Lease, Tenant shall surrender the Premises to Landlord free of Hazardous Materials (except any that may be Landlord's responsibility pursuant to Section 6.5 hereof and any that are otherwise not Tenant's responsibility pursuant to the terms of this Article VI) and, subject to the foregoing parenthetical, in compliance with all Environmental Laws. "HAZARDOUS MATERIALS" means (a) asbestos and any asbestos containing material and any substance that is then defined or listed in, or otherwise classified pursuant to, any Environmental Law or any other applicable Law as a "hazardous substance," "hazardous material," "hazardous waste," "toxic substance," "toxic pollutant" or any other formulation intended to define, list, or classify substances by reason of deleterious properties such as ignitability, corrosivity, reactivity, carcinogenicity, toxicity, reproductive toxicity, or Toxicity Characteristic Leaching Procedure (TCLP) toxicity, (b) any petroleum and drilling fluids, produced waters, and other wastes associated with the exploration, development or production of crude oil, natural gas, or geothermal resources, and (c) any petroleum product, polychlorinated biphenyls, urea formaldehyde, radon gas, radioactive material (including any source, special nuclear, or byproduct material), chlorofluorocarbon, lead or lead-based product, and any other substance whose presence would be hazardous to health or the environment. "ENVIRONMENTAL LAW" means any present and future Law and any amendments (whether common law, statute, rule, order, regulation or otherwise), permits and other requirements or guidelines of governmental authorities applicable to the Building or the Land and relating to the environment and environmental conditions or to any Hazardous Material (including, without limitation, CERCLA, 42 U.S.C. Section 9601 et seq., the Resource Conservation and Recovery Act of 1976, 42 U.S.C.
Section 6901 et seq., the Hazardous Materials Transportation Act, 49 U.S.C.
Section 1801 et seq., the Federal Water Pollution Control Act, 33 U.S.C.
Section 1251 et seq., the Clean Air Act, 33 U.S.C. Section 7401 et seq., the Toxic Substances Control Act, 15 U.S.C. Section 2601 et seq., the Safe Drinking Water Act, 42 U.S.C. Section 300f et seq., the Emergency Planning and Community Right-To-Know Act, 42 U.S.C. Section 1101 et seq., the Occupational Safety and Health Act, 29 U.S.C. Section 651 et seq., and any so-called "Super Fund" or "Super Lien" law, any Law requiring the filing of reports and notices relating to hazardous substances, environmental laws administered by the Environmental Protection Agency, and any similar state and local Laws, all amendments thereto and all regulations, orders, decisions, and decrees now or hereafter promulgated thereunder concerning the environment, industrial hygiene or public health or safety). At all times, and notwithstanding any termination of this Lease, Tenant shall indemnify and hold Landlord, its employees and agents harmless from and against any damage, injury, loss, liability, charge, demand or claim based on or arising out of the presence or removal of, or failure to remove, Hazardous Materials generated, used, released, stored or disposed of by Tenant or its employees, agents, contractors, licensees or invitees (collectively, "INVITEES") in or about the Building or the Complex, whether before or after the Lease Commencement Date. In addition, Tenant shall give Landlord immediate verbal and follow-up written notice of any actual or threatened Environmental Default, which Environmental Default Tenant shall cure in accordance with all Environmental Laws and to the reasonable satisfaction of Landlord and, except in the case of an emergency (in which event Tenant may act without Landlord's consent), only after Tenant has obtained Landlord's prior written consent, which shall not be unreasonably withheld. An "ENVIRONMENTAL DEFAULT" means any of the following by Tenant or any Invitee with respect to the Building, the Land or the Complex: a violation of an Environmental Law; a release, spill or discharge of a Hazardous Material on or from the Premises, the Land or the Building; an environmental condition requiring responsive action; or an emergency environmental condition. Upon any Environmental Default, in addition to all other rights available to Landlord under this Lease, at law or in equity, Landlord shall have the right but not the obligation to immediately enter the Premises, to supervise and approve any actions taken by Tenant to address the Environmental Default, and, if Tenant fails to immediately address same to Landlord's reasonable satisfaction, to perform, at Tenant's sole cost and expense, any lawful action necessary to address same. If any lender or governmental agency shall require testing to ascertain whether an Environmental Default is pending or threatened, then Tenant shall pay the reasonable costs therefor as additional rent. Promptly upon request, Tenant shall execute from time to time affidavits, representations and similar documents concerning Tenant's best knowledge and belief regarding the presence of Hazardous Materials at or in the Building, the Land or the Premises.

       6.5 Landlord shall not cause or permit any Hazardous Materials to be generated, used, released, stored or disposed of on the Land, in the Building or any portion of the Complex that, it owns, in violation of applicable Environmental Laws. Except as otherwise provided below, if Landlord first becomes aware that any such Hazardous Materials have been generated, used, released, stored or disposed of on the Land, in the Building or any portion of the Complex that it owns in violation of applicable Environmental Laws after construction of the Building is substantially complete, Landlord shall take all reasonable steps necessary to promptly remove such Hazardous Materials and/or remediate any contamination resulting therefrom to the extent necessary to bring the Land into compliance with all applicable Environmental Laws; provided that, Landlord shall have no such obligations with respect to any Hazardous Materials present as a result, directly or indirectly, of an Environmental Default by Tenant, which Hazardous Materials, the removal and the remediation thereof, shall be the responsibility of Tenant pursuant to Section 6.4 above. If the parties become aware, prior to substantial completion of the Building, or during any subsequent period of construction on behalf of Tenant pursuant to the Phase II Development Agreement, that any Hazardous Materials have been generated, used, released, stored or disposed of on the Land in violation of applicable Environmental Laws, the remediation thereof shall be conducted pursuant to the Phase II Development Agreement.

                                 ARTICLE VII
                          ASSIGNMENT AND SUBLETTING

       7.1 Except with respect to Tenant's Personal Property as contemplated by Section 18.10 below and except as provided in Section 7.4 below, Tenant shall not have the right to assign, transfer, mortgage or otherwise encumber this Lease or its interest herein without first complying with the provisions of subsections (a) and (b) of this Section 7.1.

               (a) No assignment, transfer, mortgage or other encumbrance of this Lease shall be effected unless Tenant obtains the prior written consent of Landlord, which consent shall not be unreasonably withheld, conditioned or delayed by Landlord; provided, however, that, (i) if an Event of Default then exists under this Lease Landlord, in its sole judgment, may withhold its consent to any proposed assignment, transfer, mortgage or other encumbrance of this Lease, and (ii) Landlord may withhold its consent if it reasonably determines that the character of the proposed assignee or the nature of the activities to be conducted by such proposed assignee would materially affect the other tenants of the Building, if any, or the Complex or would physically damage the Building or impair the reputation of the Building as a Class A suburban office building in the Market Area, or the financial history or credit rating of the proposed assignee presents a material risk to Landlord of non-compliance with this Lease. No assignment or transfer of this Lease or the right of occupancy hereunder may be effectuated by operation of law or otherwise without the prior written consent of Landlord, as aforesaid. Any attempted assignment or transfer by Tenant of this Lease or its interest herein without Landlord's consent (if Landlord's consent thereto is required) shall, if such attempted assignment or transfer is not nullified or voided by Tenant within ten (10) business days following written notice from Landlord to Tenant that the assignment or transfer was improperly attempted without Landlord's consent, at the option of Landlord, terminate this Lease; however, in the event of such termination, Tenant shall remain liable for all rent and other sums due under this Lease and all damages suffered by Landlord on account of such breach by Tenant.

               (b) Tenant agrees to give Landlord at least ten (10) business days' advance written notice of Tenant's intention to assign or transfer this Lease, along with sufficient information about the proposed assignee or transferee to enable Landlord to make the determination called for by subsection (a) above.

               (c) Notwithstanding anything contained herein to the contrary, (i) Tenant shall not have the right to assign or transfer this Lease prior to the Lease Commencement Date hereunder, except to an Affiliate of Tenant (as hereinafter defined) or otherwise pursuant to Section 7.5 hereof; and (ii) Tenant may not partially assign this Lease.

       7.2 Tenant shall not have the right to sublease (which term, as used herein, shall include any type of subrental arrangement and any type of license to occupy) all or any part of the Premises without first complying with the provisions of subsections (a) and (b) of this Section 7.2.

               (a) Tenant shall have the right to sublease any portion or portions of the Premises; provided that, if a proposed sublease, in the aggregate with all other subleases then in existence, will cause more than fifty percent (50%) of the rentable area of the Premises to be subject to any sublease, then Tenant must obtain the prior written consent of Landlord to such proposed sublease, which consent shall not be unreasonably withheld, conditioned or delayed by Landlord; provided, however, that Landlord may withhold its consent to any proposed sublease if (i) an Event of Default then exists under this Lease or (ii) Landlord reasonably determines that the character of the proposed subtenant or the nature of the activities to be conducted by such proposed subtenant would materially affect the other tenants of the Building or the Complex, or would physically damage the Building or impair the reputation of the Building as a Class A suburban office building in the Market Area, or that the financial history or credit rating of the proposed subtenant presents a material risk to Landlord of non-compliance with this Lease. Notwithstanding anything contained herein to the contrary, in the event a proposed sublease will not cause more than fifty percent (50%) of the rentable area of the Premises to be subject to any sublease or assignment, then Tenant may enter into such sublease without Landlord's consent, but upon at least ten (10) business days' prior written notice to Landlord and provided the sublease document otherwise satisfies the terms of Section 7.3 below.

               (b) Tenant agrees to give Landlord at least fifteen (15) business days advance written notice of Tenant's intention to sublease a portion of the Premises, along with a copy of the proposed sublease and sufficient information about the proposed subtenant to enable Landlord to make the determination called for by subsection (a) above (if such sublease is subject to Landlord's consent). In the event Landlord fails to approve or disapprove any proposed sublease or subtenant within the fifteen (15) business days after Landlord's receipt of Tenant's notice of its intention to sublet together with the information about the proposed subtenant require pursuant to this Section 7.2(b), then Landlord shall be deemed to have approved such sublease and subtenant, unless Landlord has, in good faith, during such fifteen (15) day period requested additional information about the subtenant or requested changes to the proposed form of sublease to be entered into between Tenant and its proposed subtenant.

       7.3 The consent by Landlord to any assignment or subletting shall not be construed as a waiver or release of Tenant from any and all liability for the performance of all covenants and obligations to be performed by Tenant under this Lease, nor shall the collection or acceptance of rent from any assignee, transferee or subtenant constitute a waiver or release of Tenant from any of its liabilities or obligations under this Lease. Landlord's consent to any assignment or subletting shall not be construed as relieving Tenant from the obligation of complying with the provisions of Sections 7.1 or
7.2 hereof, as applicable, with respect to any subsequent assignment or subletting. For any period during which Tenant is in default hereunder with respect to the payment of Annual Base Rent or additional rent and such default has continued beyond any applicable grace or cure period, Tenant hereby assigns to Landlord the rent due from any subtenant of Tenant and hereby authorizes each subtenant to pay said rent directly to Landlord. Whether or not Landlord's prior written consent to a subletting is required pursuant to Section 7.2 above, Tenant further agrees to submit any and all instruments of assignment and sublease to Landlord prior to the execution thereof to enable Landlord to determine whether such instrument complies with the terms hereof. All such instruments shall provide that (i) such sublease or assignment is subject and subordinate to this Lease in all respects, and to any amendments, modifications, renewals, extensions or expansions hereof, (ii) in the case of a sublease, Tenant shall remain primarily liable as Tenant hereunder, (iii) such assignee or sublessee shall conduct a business in the Premises which is a permitted use pursuant to
Article VI of this Lease, (iv) in the case of an assignment, such assignee is bound by the terms and conditions of this Lease and assumes all of the obligations and liabilities of Tenant hereunder, (v) in the case of a sublease, (A) Landlord is not, and will not become, a party to such sublease,
(B) Landlord's consent to such sublease does not create a contractual relationship between Landlord and such sublessee, nor does it create any liability of Landlord to such sublessee, and (C) such sublessee shall not succeed to, or otherwise have the right to exercise or enforce, any of Tenant's rights hereunder directly against Landlord, (vi) Landlord's consent to such assignment or sublease does not affect the obligations of Landlord or Tenant under this Lease, and (vii) Landlord's consent to such assignment or sublease shall not be construed to mean that Landlord has approved any plans or specifications for renovations to the Premises intended by such assignee or sublessee and that any such work to the Premises must be conducted in accordance with the terms of this Lease. Any such instrument of assignment or sublease not approved by Landlord in each instance where Landlord's approval is required, or, whether or not Landlord's approval is required, which does not include all of the provisions described in clauses (i) through (vii) above, as required (unless waived by Landlord in its sole discretion), shall be null and void and of no force or effect. Any such instrument of assignment or sublease submitted to Landlord for approval and not approved or disapproved by Landlord within ten (10) business days after submission shall be deemed approved by Landlord for all purposes under this Lease. If Landlord disapproves any sublease or assignment submitted to Landlord for approval, Landlord's notice of disapproval shall identify Landlord's reasons therefor.

       7.4 (a) Notwithstanding the above restrictions on subletting and assignment in this Article VII, and provided that no Event of Default then exists under this Lease, Tenant shall have the right, upon not less than five
(5) business days' prior written notice to Landlord but without Landlord's prior written consent, to assign this Lease or to sublet all or any part of the Premises to an Affiliate of Tenant (as hereinafter defined), provided (i) that no Event of Bankruptcy (as hereinafter defined) shall have occurred with respect to such assignee or sublessee, (ii) that the conditions set forth in
Section 7.3(i) - (vii) are fully satisfied and (iii) that the character of such person or entity and the nature of its activities in the Premises and in the Building would not be inappropriate for a Class A suburban office building in the Market Area.

               (b) For purposes of this Section 7.5, an "AFFILIATE OF TENANT" shall mean any corporation, association, trust, partnership, limited liability company, joint venture or other entity (i) which Controls (as herein defined) Tenant or (ii) which is under the Control of Tenant through stock ownership or otherwise or (iii) which is under common Control with Tenant. The terms "CONTROL" or "CONTROLS" as used in this Section 7.5 shall mean the power to directly or indirectly influence the direction, management or policies of Tenant or such other entity.

               (c) Notwithstanding the above restrictions on assignment, and provided that no Event of Default then exists under this Lease, Tenant shall have the right, upon not less than thirty (30) days' prior written notice to Landlord, but without Landlord's prior written consent, to assign this Lease pursuant to a merger, consolidation, or other corporate reorganization of Tenant, or the sale or transfer of all or substantially all of the capital stock of Tenant or all or substantially all of the assets of Tenant, provided that (i) Tenant, after such merger, consolidation, reorganization or sale of stock or assets, has a creditworthiness (e.g. assets and capitalization) and net worth (which shall be determined on a pro forma basis using generally accepted accounting principles consistently applied and using the most recent financial statements) equal to or greater than the net worth of Tenant on the Effective Date, (ii) Tenant, after such merger, consolidation, reorganization or sale of stock or assets, agrees in writing to be bound by the terms and conditions of this Lease and to assume all of the obligations and liabilities of Tenant under this Lease, (iii) Tenant, after such merger, consolidation, reorganization or sale of stock or assets, shall conduct a business on the Premises which is a permitted use pursuant to
Article VI of this Lease, (iv) the character of Tenant after the merger, consolidation, reorganization or sale of stock or assets, as the case may be, and the nature of Tenant's activities in the Premises would not be inappropriate for a Class A suburban office building in the Market area, (v) the conditions set forth in Section 7.3(i), (ii), (iii), (iv), (vi) and (vii) are fully satisfied, and (vi) the assignment is not a so-called "sham" transaction intended by Tenant to circumvent the provisions of Article VII of this Lease.

       7.5 Tenant shall use reasonable efforts to notify Landlord in writing of any intention by Tenant to market the Premises or any portion thereof for assignment or sublease, and shall furnish to Landlord such information as Landlord may reasonably request with respect to the economic terms of the assignment or sublease transaction being sought by Tenant and the actions Tenant is taking to market the Premises.

                                 ARTICLE VIII
                           MAINTENANCE AND REPAIRS

       8.1 Landlord shall keep, maintain, repair and replace as appropriate, the elements and components which are provided as a part of the Base Building Work, as defined in the Phase II Development Agreement, including, but not limited to, the foundation, roof, exterior walls, structural portions (including columns within the Premises and the vertical sprinkler loop through the Building), and exterior glass and windows of the Building (specifically excluding the interior walls, doors, partitions, locks, and door jambs in the Building), as well as all mechanical, plumbing, heating, air conditioning, sprinkler and electrical systems and utility service lines therein, the plumbing system to and from the Premises and core area restrooms within the Premises, and the driveways, parking areas and grounds on the Land in good condition and repair and, subject to the provisions of Article VI above, in compliance with applicable Legal Requirements and the costs incurred by Landlord in maintaining and repairing such items shall be included in Expenses (unless the cost or expense of any such repair or maintenance is excluded from Expenses under Section 4.2(a) above).

       8.2 Subject to the provisions of Section 8.1 above, Tenant will keep and maintain the Premises, including but not limited to, the Leasehold Improvements, as defined in the Phase II

Development Agreement, and all fixtures and equipment located in the Building (specifically including but not limited to, the interior walls, doors, partitions, locks, door jambs, windows, telephones, telephone systems, inside voice/data/video cabling and associated equipment, special light fixtures, kitchen fixtures, auxiliary heating, ventilation or air-conditioning equipment, fixtures and other special equipment and glass in the Premises, but excluding those portions of the Premises to be maintained by Landlord pursuant to Section 8.1 above) in clean, safe and sanitary condition, will take good care thereof and will maintain and make all required repairs thereto, and will suffer no waste or injury thereto. If Tenant so requests by written notice to Landlord, Landlord shall make any repairs and perform any maintenance that are otherwise Tenant's obligations under this Section 8.2, and the costs of providing such services shall be included in Operating Expenses and payable by Tenant pursuant to Article IV hereof. In addition, Tenant shall have the right, but not the obligation, to effect minor repairs and routine maintenance to the Premises (and, for so long as Tenant is the sole lessee of the Building, the Land) provided that (i) Landlord shall be given reasonable prior notice thereof (except in the case of emergency); (ii) once commenced, such maintenance and repair work shall be completed promptly and in accordance with standards for a Class A suburban office building; (iii) such repair or maintenance will not jeopardize compliance with the Building's classification as a Class A suburban office building; and (iv) Tenant shall not be entitled to make structural repairs or repairs or maintenance that has a material effect on any of the base building systems, except as permitted pursuant to
Section 14.6 hereof. At the expiration or other termination of the Lease Term, Tenant shall surrender the Premises, broom clean, in substantially the same order and condition which they are in on the Lease Commencement Date, as altered by any improvements (as defined in Section 9.2 hereof) made in accordance with Article IX hereof that Tenant is not obligated to remove pursuant to Section 9.4 hereof, ordinary wear and tear, damage by the elements, and casualty damage excepted.

       8.3 Subject to the provisions of Section 12.4(b) below, all injury, breakage and damage to the Premises or to any other part of the Building caused by any negligent act or omission or willful misconduct of Tenant, or of any agent, employee, subtenant, contractor, customer or invitee of Tenant, shall be repaired by and at the sole expense of Tenant, except that Landlord shall have the right, at its option, after Tenant's failure to cure (or commence to cure, where applicable) within ten (10) business days after notice to Tenant of such injury, breakage or damage, to make such repairs and to charge Tenant for all costs and expenses incurred in connection therewith as additional rent hereunder. The foregoing notwithstanding, should an emergency or similar situation occur and delay would cause or is likely to cause preventable injury to persons or material injury to property, Landlord may elect to act without notice to Tenant.

                                  ARTICLE IX
                                 ALTERATIONS

       9.1     (a)    Tenant is contracting with Landlord, pursuant to the
Phase II Development Agreement for the construction of the Building, including, but ot limited to, all Leasehold Improvements. Tenant hereby acknowledges that it has performed its own due diligence with respect to the Land and the development potential thereof, Landlord having made no representations or warranties whatsoever with respect to the physical condition of the Land or its suitability for any particular construction or use. The provisions of Section 9.2 and 9.3 below shall govern only Improvements, as defined below, made following the initial construction of the Building and Leasehold Improvements pursuant to the Phase II Development Agreement.

               (b) Prior to the Lease Commencement Date, an Integrated Punchlist shall be prepared in accordance with the provisions of Section 7 of the Phase II Development Agreement. Tenant's taking possession of the Premises shall constitute Tenant's acknowledgement that the Premises are in good condition and that all work and materials are satisfactory, except as to any items set forth in the Integrated Punchlist and except as to latent defects with respect to the Leasehold Improvements discovered by Tenant within one (1) year following the Lease Commencement Date (it being agreed that such one-year time period shall not limit Landlord's ongoing obligation pursuant to Article VIII of this Lease to maintain and repair the Base Building Work). Landlord will cause its contractor to promptly correct any latent defect timely brought to Landlord's attention by Tenant. Except to the extent that Landlord must retain the ability to enforce warranties to obtain the correction of latent defects, Landlord shall assign to Tenant the right to enforce all warranties issued by Landlord's contractors and suppliers with respect to the Leasehold Improvements.

       9.2 Except as otherwise permitted pursuant to the Phase II Development Agreement and Section 9.3 below, Tenant will not make or permit anyone to make any alterations, additions or improvements (hereinafter referred to collectively as "IMPROVEMENTS"), structural or otherwise, upon the Land or in or to the Premises without the prior written consent of Landlord to the proposed improvement (including the plans and specifications therefor). In the case of any proposed improvement that is of a major structural nature or any proposed improvement materially affecting any of the base building systems, Landlord may grant or withhold its consent in its sole discretion, unless the improvement is customary in Class A suburban office buildings in the Market Area, including single user buildings, or would not materially affect, in Landlord's judgment, the value or marketability of the Premises, in which case Landlord's consent shall not be unreasonably withheld, conditioned or delayed. All Improvements made by Tenant shall not be inconsistent with usual and customary improvements to headquarters offices in Class A suburban office buildings in the Market Area, including single user buildings. In the event Landlord fails to respond to a request for its consent to an improvement within ten (10) business days following submission of such request in writing, then Landlord's consent shall be deemed granted. When granting its consent, Landlord may impose any conditions it reasonably deems appropriate, including, but not limited to, the approval by Landlord of the contractor or other persons who will perform the work (which consent shall not be unreasonably withheld, conditioned or delayed), Tenant's obtaining all necessary permits and approvals for such work, and Tenant's obtaining, and providing Landlord with certificates of insurance evidencing, reasonably appropriate levels and types of insurance coverage. In addition, Landlord may condition, at the time it is granted, its approval of any Improvements that are not customarily maintained by landlords in Class A suburban office buildings in the Market Area or would not materially affect, in Landlord's judgment, the value or marketability of the Premises on Tenant's agreeing to maintain such Improvements and/or to remove such Improvements at the expiration or earlier termination of the Lease Term and to restore the Premises to substantially the condition they were in prior to the making of such Improvements. All Improvements permitted by Landlord (or allowed hereunder without Landlord's approval) must conform to all applicable requirements of the insurers of the Building, including, without limitation, Boston Properties' Loss Control Guidelines ("INSURANCE REQUIREMENTS") and to all applicable Legal

Requirements. Landlord's review and approval of any such plans and specifications and consent to the performance of work described therein shall not be deemed an agreement by Landlord that such plans, specifications and work conform with all applicable Legal Requirements and Insurance Requirements nor be deemed a waiver of Tenant's obligations under this Lease with respect to Legal Requirements and Insurance Requirements nor impose any liability or obligation upon Landlord with respect to the completeness, design sufficiency or compliance with Legal Requirements or Insurance Requirements of such plans, specifications and work. Upon completion of any Improvements requiring Landlord's approval, Tenant shall provide Landlord with final release of lien forms executed by Tenant's general contractor. If, notwithstanding the foregoing, any mechanic's or materialmen's lien is filed against the Premises, the Building and/or the Land, for work claimed to have been done for, or materials claimed to have been furnished to, the Premises on Tenant's account, such lien shall be discharged by Tenant within twenty (20) days after Tenant has notice thereof, at Tenant's sole cost and expense, by the payment thereof or by the filing of a surety bond that discharges the lien. If Tenant shall fail to discharge any such mechanic's or materialmen's lien within twenty (20) days after receiving written notice thereof from Landlord, Landlord may, at its option, discharge such lien and treat the cost thereof (including reasonable attorneys' fees incurred in connection therewith) as additional rent payable with the next monthly installment of Annual Base Rent falling due. It is further understood and agreed that in the event Landlord shall give its written consent to the making of any Improvements to the Premises, such written consent shall not be deemed to be an agreement or consent by Landlord to subject its interest in the Premises, the Building or the Land to any mechanic's or materialmen's liens which may be filed in connection therewith. Upon completion of any structural Improvements by Tenant, Tenant shall provide Landlord with accurate "as-built" plans showing the new work in a "CADD" format. In addition, if Tenant has made any Improvements (structural or otherwise) in the Premises during the course of any calendar year, then Tenant shall provide Landlord with such "as-built" plans (in CADD format, if available) within thirty (30) days following the end of such calendar year; provided, however, that Tenant shall not be obligated to provided Landlord with as-built plans if such improvements are limited to painting and carpeting all or a portion of the Premises and other work of a cosmetic nature.

       9.3 Notwithstanding the provisions of Section 9.2 hereof to the contrary, throughout the Lease Term, Tenant may make alterations or additions to the Premises which (a) cost less than Twenty-Five Thousand Dollars ($25,000.00) individually or Two Hundred Thousand Dollars ($200,000.00) in the aggregate during any twelve (12) consecutive month period, (b) are not structural in nature and which do not relate to or affect the base Building electrical, mechanical, fire or life safety systems, (c) are in conformance with all applicable building, zoning and other codes or regulations affecting or applying to the Building and (d) are shown on working drawings, space plans or plans and specifications copies of which are delivered to Landlord within twenty (20) days of Tenant's completion of such alterations or additions, without obtaining Landlord's prior written approval; provided, however, that upon completion of such work Tenant shall deliver to Landlord copies of lien waivers from the contractors and materialmen providing the supplies, materials and work therefor. In addition to the foregoing, Tenant shall not be required to obtain the consent of Landlord for the making of alterations that are purely decorative or cosmetic in nature, such as painting and carpeting, or alterations consisting of minor re-partitioning and appurtenant changes to distribution systems (i.e., electrical outlets, HVAC vents). In the event Tenant intends to make any alterations to the

Premises in accordance with the provisions of this Section 9.3, Tenant, not less than ten (10) days prior to the commencement of such work, shall notify Landlord, in writing, as to (i) the date on which such work is to commence,
(ii) the date on which such work is scheduled to be completed, and (iii) the name of the contractor or other person performing such work. In addition, Tenant and Tenant's contractor shall coordinate the performance of such work with the on-site property manager of the Building.

       9.4 Tenant shall indemnify and hold Landlord harmless from and against any and all expenses, liens, claims, liabilities and damages based on or arising, directly or indirectly, by reason of the making of any Improvements to the Premises, the furnishing of any services to the Premises or the Building or the repair and maintenance of the Premises or the Building, in each case by Tenant or its employees, agents or contractors; provided that Tenant's obligations to indemnify and hold harmless Landlord pursuant to this
Section 9.4 shall not include any costs, damages, claims, liabilities or expenses suffered by or claimed against Landlord directly based on, arising out of or resulting from Landlord's breach of, or default as to, any of its covenants or other obligations under this Lease or Landlord's or its employees negligence or willful misconduct or the gross negligence of Landlord's agents or contractors. If any Improvements are made without the prior written consent of Landlord (if such consent is required hereunder) and they are not removed and the Premises restored within thirty (30) days following Tenant's receipt of written notice from Landlord requiring such removal and restoration, Landlord shall have the right to remove and correct such Improvements and restore the Premises to their condition immediately prior thereto, and Tenant shall be liable for all expenses incurred by Landlord in connection therewith. All Improvements affixed to the Premises or the Building made by either party, including all Improvements made as part of the initial construction of the Building and tenant build-out pursuant to the Phase II Development Agreement, shall remain upon and be surrendered with the Premises as a part thereof at the end of the Lease Term, except that (i) Tenant shall have the right to remove, prior to the expiration of the Lease Term, all furniture, furnishings, fixtures, trade fixtures and equipment installed in the Premises solely at the expense of Tenant or otherwise identified by Tenant and agreed by Landlord, and (ii) except with respect to the initial construction of the Building and Leasehold Improvements pursuant to the Phase II Development Agreement, Tenant shall be required to remove all Improvements to the Premises which Landlord designates in writing for removal at the time Landlord approves installation of such improvement (provided that Landlord shall have the right to designate for removal any Improvements only if they are of a nature that is materially different from that typically included in an office build-out). All damage and injury to the Premises or the Building caused by such removal shall be repaired by Tenant, at Tenant's sole expense, except any damage or injury to tenant finishes in individual tenant space that would customarily be replaced by Landlord in preparation for the next tenant. If any property of Tenant is not removed by Tenant prior to the expiration or termination of this Lease, the same shall become the property of Landlord and shall be surrendered with the Premises as a part thereof.

                                  ARTICLE X
                       SIGNS, EQUIPMENT AND FURNISHINGS

       10.1 Throughout the Term of this Lease and subject to compliance with any applicable Legal Requirements and Landlord's reasonable prior approval, Tenant shall have the exclusive right to install and maintain, at Tenant's sole expense, such signage identifying Tenant on the

Building facade, within the Building and in the form of exterior monument signs on the Land as Tenant shall desire. The size, position, materials, color, style and manner of installation of such signage shall be determined by Tenant, subject to Landlord's reasonable approval. If Tenant and its Affiliates are leasing less than fifty percent (50%) of the rentable area of the Building, then Tenant may continue to maintain any then-existing signage; however, such right shall thereafter be non-exclusive, and shall be subject to such changes in the size and positioning of such signage as Landlord may reasonably require in order to accommodate dual signage in the event that Landlord grants similar signage rights to any tenant leasing space in the Building that is comparable to or greater than the amount of space then leased by Tenant. If Tenant and its Affiliates are leasing less than twenty-five percent (25%) of the rentable area of the Building, then Landlord may require Tenant to remove, at Tenant's sole cost and expense, any then existing signage and Tenant shall repair any damage to the Building resulting therefrom. All of Tenant's signage shall be removed at the expiration or earlier termination of the Lease Term, and Tenant shall repair any damage to the Building resulting therefrom, at Tenant's cost and expense. If any sign, advertisement or notice is exhibited or installed by Tenant in violation of the terms hereof, Landlord shall have the right to remove the same at Tenant's expense. If Tenant sublets all or any portion of the Premises, Tenant may delegate its signage rights hereunder to its sublessee, without obtaining Landlord's consent thereto, provided the name and logo to be displayed by such sublessee is compatible with a Class A suburban office building and Landlord has approved such sign and/or logo, which approval shall not be unreasonably withheld, conditioned or delayed.

       10.2 If Tenant and its Affiliates are leasing more than fifty percent (50%) of the rentable area of the Building Tenant shall have the right, subject to (a) Landlord's reasonable approval and (b) the approval, if required, of requisite government authorities, to designate the name of the Building and any associated private roads or drives, provided such names are appropriate for a Class A suburban office building in the Market area. If Tenant or an Affiliate of Tenant, individually or together, ceases at any time to lease at least fifty-one percent (51%) of the rentable area of Premises, Landlord shall have the right to rename the Building and any associated private roads or drives.

       10.3 In addition to the other signage rights provided herein, Tenant shall have the right to erect temporary signage during the pre-development and construction periods prior to the Lease Commencement Date, publicizing the names and roles of the parties participating in the development of the Complex; provided that, the design and content thereof shall be subject to the mutual agreement of the parties. The parties agree to act reasonably in attempting to reach such mutual agreement.

       10.4 Tenant shall not place or install in any portion of the Premises any safes, fixtures or other equipment which will exceed the load factor for which such portion of the Premises was designed and constructed. Any and all damage or injury to the Premises or the Building caused by moving the property of Tenant into or out of the Premises, or due to the same being in or upon the Premises, other than damage or injury to tenant finishes in individual tenant space that would customarily be replaced by Landlord in preparation for the next tenant shall be repaired at the sole cost of Tenant. Tenant agrees to remove promptly from the parking areas or sidewalks adjacent to the Building any of Tenant's furniture, equipment or other material there delivered or deposited.

                                  ARTICLE XI
                            INSPECTION BY LANDLORD

       11.1 Subject to Tenant's published security regulations and procedures, Tenant will permit Landlord, or its agents or representatives, to enter the Premises, without charge therefor to Landlord and without diminution of the rent payable by Tenant, (i) to examine, inspect and protect the Premises and the Building, (ii) to make such alterations and/or repairs as in Landlord's reasonable judgment may be required by law or be necessary to maintain the Building in good condition and repair, (iii) to comply with and carry out Landlord's obligations under this Lease, and (iv) to exhibit the same to prospective tenants (provided that Tenant's consent, which shall not be unreasonably withheld, shall be required if the Premises are to be exhibited to a prospective tenant prior to Tenant's exercise of its right to renew this Lease or the expiration of such right as provided in Article XXV below, or if there is no such right in accordance with this Agreement, no earlier than twelve (12) months prior to the expiration of the term of this Lease). In connection with any such entry, Landlord shall reasonably endeavor to minimize the disruption to Tenant's use of the Premises, shall (except in the event of an emergency) give Tenant at least twenty-four (24) hours advance notice of such entry or such greater amount of time as may be reasonable under the circumstances, shall (except in the event of an emergency) conduct such entry only during normal working hours, and, except in the event of an emergency, if requested by Tenant, shall permit a representative of Tenant to escort Landlord (or its agents or representatives) during its entry in the Premises. In connection with any alterations or repairs made pursuant to clause (ii) above, (a) Landlord shall reasonably endeavor to minimize the impact thereof on Tenant, both during and following the period of construction or repair, (b) such alterations and repairs shall not materially reduce the number of square feet of rentable area in the Premises, (c) such alterations and repairs shall be performed in a manner that is reasonably compatible with the then existing architectural and, in Landlord's judgment, aesthetic design of the Premises, and (d) Landlord shall restore any tenant finishes that may be disrupted by such alterations or repairs. Notwithstanding anything to the contrary set forth in this Lease, except in the event of an emergency, Landlord shall not be permitted access to areas previously designated in writing by Tenant as security areas, unless Landlord and its representatives are accompanied by an agent of Tenant designated and made available by Tenant for such purposes.

       11.2 Tenant may install additional locks, other devices and systems which restrict access to the Premises and any part thereof. Tenant shall provide Landlord with a means of access to the Premises and any part thereof for emergency purposes, subject to applicable national security clearance requirements and shall provide Landlord with a means of full access to the Premises upon expiration of the Lease Term or earlier termination of this Lease.

                                 ARTICLE XII
                                  INSURANCE

       12.1 Subject to the provisions of Section 6.1 above, Tenant shall not conduct or permit to be conducted any activity, or place any equipment, inventory or other materials, in or about the Premises or the Building that will in any way increase the rate of fire insurance or other insurance on the Building. If any increase in the rate of fire insurance or other insurance is stated by any insurance company or by the applicable Insurance Rating Bureau to be due solely to any activity of Tenant or the placing of any equipment, inventory or other materials by Tenant in or about the Premises or the Building, such statement shall be conclusive evidence that the increase in such rate is due to such activity or equipment and, as a result thereof, Tenant shall be liable for the amount of such increase. Tenant shall reimburse Landlord for such amount upon written demand from Landlord and such sum shall be considered additional rent payable hereunder.

       12.2 Throughout the Lease Term, Landlord shall insure the Building against loss due to fire and other casualties included in standard, all-risk, extended coverage insurance policies, in an amount equal to at least ninety-five percent (95%) of the full replacement cost thereof. Throughout the Lease Term, Landlord shall obtain and maintain commercial general liability insurance in a company or companies licensed to do business in the Commonwealth of Virginia. Such insurance shall be in minimum amounts of Five Million Dollars ($5,000,000) per occurrence plus a general aggregate of Five Million Dollars ($5,000,000) for injury to persons and damage to property and shall be for a minimum term of one (1) year. Landlord and Tenant may re-evaluate such minimum amount at the expiration of every third (3rd)Lease Year and such minimum amounts may be adjusted as appropriate to be consistent with Class A suburban office buildings in the Market Area, provided, however, in no event shall such minimum amounts be adjusted downward (i) without the approval of the holder of any mortgage, as defined in Section 22.1 below, secured by the Building or (ii) below any corporate minimum requirements of Landlord. Throughout the Lease Term, Landlord shall obtain and maintain a policy of insurance protecting Landlord from loss of rents and other charges during the period while the Premises are untenantable due to fire or other insured casualty. The insurance required to be maintained by Landlord shall be subject to the foregoing minimum requirements and shall otherwise be in amounts and coverages that are commercially reasonable. So long as Tenant or an Affiliate of Tenant is leasing the entire Building, Landlord's commercial general liability insurance policy shall name Tenant as an additional insured. Receipts or certificates evidencing payment of the premiums for such insurance shall be delivered by Landlord to Tenant if requested by Tenant. Landlord's casualty insurance policy shall contain an endorsement prohibiting cancellation or reduction of coverage without first giving Tenant at least thirty (30) days' prior written notice of such proposed action.

       12.3 Throughout the Lease Term, Tenant shall insure the contents of the Premises, including all furnishings, trade fixtures, and equipment used or installed in the Premises by Tenant, and any other personal property of Tenant therein, against loss due to fire and other casualties included in standard extended coverage insurance policies in minimum amounts not less than ninety percent (90%) of the full replacement cost of Tenant's furnishings, trade fixtures, equipment and other personal property. Throughout the Lease Term, Tenant shall obtain and maintain commercial general liability insurance in a company or companies licensed to do business in the Commonwealth of Virginia and reasonably approved by Landlord. Such insurance shall be in minimum amounts of Five Million Dollars ($5,000,000) per occurrence plus a general aggregate of Five Million Dollars ($5,000,000) for injury to persons and damage to property and shall be for a minimum term of one (1) year. Landlord and Tenant may reevaluate such minimum amount at the expiration of every third
(3rd) Lease Year and such minimum amounts may be adjusted as appropriate to be consistent with Class A suburban office buildings in the Market Area, provided, however, in no event shall such minimum amounts be adjusted downward
(i) without the approval of the holder of any mortgage, as defined in

Section 22.1 below, secured by the Building or (ii) below any corporate minimum requirements of Landlord. Such limits may be covered by a combination of a general liability policy and an umbrella liability policy. In addition, Tenant's commercial general liability insurance policy shall name Landlord and the managing agent of the Building, as additional insureds. If requested by the holder of any mortgage or deed of trust against the Building, the commercial general liability policy referred to above shall also name such holder as an additional insured thereunder. Receipts or certificates evidencing payment of the premiums for such insurance shall be delivered by Tenant if requested by Landlord. Each such policy shall contain an endorsement prohibiting cancellation or reduction of coverage without first giving Landlord and the holder of any mortgage or deed of trust on the Building at least thirty (30) days' prior written notice of such proposed action.

       12.4 (a) Tenant hereby waives its right of recovery against Landlord and releases Landlord from any losses, claims, casualties or other damages for which Landlord may otherwise be liable to the extent either (i) such loss, claim, casualty or other damage would have been covered under insurance coverage Tenant is required to maintain pursuant to this Article XII (without regard to any deductible) or (ii) Tenant receives insurance proceeds on account of any such losses, claims, casualties or other damages. Each policy of property insurance obtained by Tenant pursuant to the provisions of this
Article XII shall include a waiver of the insurer's right of subrogation against Landlord, and shall contain an endorsement to the effect that any loss payable under such policy shall be payable notwithstanding any act or negligence of Landlord, or any agent, contractor, employee or invitee of Landlord, which might, absent such agreement, result in the forfeiture of payment for such loss.

               (b) Landlord hereby waives its right of recovery against Tenant and releases Tenant from any losses, claims, casualties or other damages for which Tenant may otherwise be liable to the extent either (i) such loss, claim, casualty or other damage would have been covered under insurance coverage Landlord is required to maintain pursuant to this Article XII (without regard to any deductible) or (ii) Landlord receives insurance proceeds on account of any such losses, claims, casualties or other damages. Each policy of property insurance obtained by Landlord with respect to the Building shall include a waiver of the insurer's right of subrogation against Tenant, and shall contain an endorsement to the effect that any loss payable under such policy shall be payable notwithstanding any act or negligence of Tenant, or any agent, contractor employee or invitee of Tenant, which might, absent such agreement, result in the forfeiture of payment for such loss.

                                 ARTICLE XIII
                            SERVICES AND UTILITIES

       13.1    (a)    Landlord will furnish to the Premises during the normal
hours of operation of the Building (as set forth hereinbelow) air-conditioning and heating during the seasons when such utilities are required. Landlord will provide the following services consistent with the standards generally applicable to Class A suburban office buildings in the Market Area: char and janitorial service, electricity; elevator service; a perimeter access-control system for the Building; maintenance of the grounds and landscaping surrounding the Building, including prompt waste and snow removal; maintenance of interior common areas, including lighting fixtures and bulb replacements, hot and cold water supply, restroom facilities and furnishing of lavatory supplies; and exterior window-cleaning service. Notwithstanding anything herein to the contrary, Landlord shall have the right to remove elevators from service as may be required for moving freight, or for servicing and maintaining the elevators or the Building. At least one elevator cab shall be available for use by Tenant at all times. The normal hours of operation of the Building will be 7:00 a.m. to 7:00 p.m. on Monday through Friday (except legal holidays) and 8:00 a.m. to 2:00 p.m. on Saturday (except legal holidays) or such alternative hours of operation as Tenant may designate so long as Tenant is the sole lessee of the Building. Landlord shall provide a Building security system in accordance with the Construction Drawings and Specifications, as defined in the Phase II Development Agreement. Tenant shall be permitted access to the Premises on a twenty-four hours, seven-days-a-week basis.

               (b) Tenant, for so long as it is the sole lessee of the Building, upon not less than thirty (30) days prior written notice to Landlord, may elect to perform janitorial or security services (the "Assumed Services"). If Tenant elects to perform either of the Assumed Services, (i) Landlord shall not be obligated to perform such Assumed Service and shall have no liability to Tenant if such services are not performed to Tenant's satisfaction and (ii) all costs incurred in connection with providing the Assumed Service shall be excluded from Operating Expenses. On the date of execution of this Lease, Tenant has elected to perform janitorial and char services in all secured areas of the Building, all research and development areas and all control centers of the Building. Tenant may, at any time upon thirty (30) days written notice to Landlord elect to discontinue the performance of the Assumed Services and Landlord shall be required to resume or commence such Assumed Service in accordance with Section 13.1(a) beginning on the date set forth in Tenant's notice and such costs shall be included in Operating Expenses. In the event Landlord reasonably determines that Tenant's provider of an Assumed Service is not providing such service in accordance with the standards applicable to Class A suburban office buildings in the Market Area, Landlord shall notify Tenant, in writing, of the deficiencies it has identified and Landlord and Tenant shall use commercially reasonable efforts to correct such identified deficiencies in the provision of such Assumed Service. If the provider of such Assumed Service fails to institute such corrective measures promptly after Tenant's receipt of Landlord's notice, Landlord shall have the right, at its option, upon thirty (30) days prior written notice to Tenant, to direct Tenant to terminate the provider of such Assumed Service and Landlord and Tenant shall mutually agree upon a different provider of such Assumed Service. Landlord shall not undertake any action under the preceding sentence unless such violation or failure shall continue uncured for a period of thirty (30) days after Landlord has given notice to Tenant of such deficiency or failure; provided that if such deficiency or failure is not susceptible of being cured within such thirty (30) day period, Landlord shall not undertake any action if the provider of the Assumed Service commences curative action within such thirty (30) day period and proceeds diligently thereafter to cure such deficiency or failure until completion.

       13.2 It is understood and agreed that Landlord shall not have any liability to Tenant whatsoever as a result of Landlord's inability (despite the exercise of its commercially reasonable efforts) to furnish any of the utilities or services required to be furnished by Landlord under the terms of this Lease, whether resulting from breakdown, removal from service for maintenance or repairs, strikes, scarcity of labor or materials, acts of God, governmental requirements or from any other cause whatsoever. It is further agreed that, except as provided in this Section 13.2 and Section 14.6 below, any such inability to furnish the utilities or services required hereunder shall not be considered an eviction, actual or constructive, of Tenant from the

Premises, and shall not entitle Tenant to terminate this Lease or to an abatement of any rent payable hereunder. Notwithstanding the foregoing or anything else in this Lease, but subject to the provisions of Section 14.6 below, in the event that Tenant is prevented from using, and does not use, the Premises or any portion thereof for five (5) consecutive business days or for ten (10) business days in any twelve (12) month period (the "ELIGIBILITY PERIOD") as a result of any interruption of utilities or services or access (including elevator access) or any repair, maintenance or alteration performed by Landlord after the Lease Commencement Date (other than repairs undertaken pursuant to Article XVI hereof) which renders the Premises inaccessible or untenantable (the foregoing circumstances being referred to herein as "SUSPENSION EVENTS"), then all Annual Base Rent and additional rent payable hereunder shall be reduced after expiration of the Eligibility Period for such time that Tenant continues to be so prevented from using, and does not use, the Premises or a portion thereof, in the proportion that the rentable area of the portion of the Premises that Tenant is prevented from using, and does not use, bears to the total rentable area of the Premises; provided that, any interruption of utilities or services resulting from Tenant's failure to timely pay for any electricity that is billed directly to Tenant by the electric utility pursuant to Section 4.7 hereof shall not be deemed a Suspension Event and shall not entitle Tenant to any rent abatement hereunder. Landlord will repair and restore any such interrupted services or utilities as soon as reasonably practicable following the interruption thereof.

       13.3 (a) Landlord shall enter into a management agreement in form and substance approved by Tenant (the "MANAGEMENT AGREEMENT") with an entity designated by Landlord ("MANAGER"), subject to Tenant's approval, which shall not be unreasonably withheld, conditioned or delayed; provided, however that Tenant's approval of the terms and conditions of the Management Agreement and the Manager shall not be required if the Manager is Landlord or an Affiliate of Landlord and the terms of such agreement are substantially in the form attached hereto as Exhibit F. If the Management Agreement is with a third party, the Management Agreement shall contain a provision permitting Landlord to terminate the Management Agreement without liability on the part of Landlord or Tenant upon thirty (30) days prior notice to Manager and Tenant. Any Management Agreement shall state that it is subject and subordinate to this Lease. Landlord agrees not to cancel, amend or extend the Management Agreement or appoint a new third-party Manager or enter into a new Management Agreement with a third party without Tenant's approval, which shall not be unreasonably withheld, conditioned or delayed. For purposes of this Section 13.3, an "AFFILIATE OF LANDLORD" shall mean any corporation, association, trust, partnership, limited liability company, joint venture or other entity
(i) which Controls (as herein defined) Landlord or (ii) which is under the Control of Landlord through stock ownership or otherwise or (iii) which is under common Control with Landlord. The terms "CONTROL" or "CONTROLS" as used in this Section 13.3 shall mean the power to directly or indirectly influence the direction, management or policies of Landlord or such other entity.

               (b) Prior to the expiration of the fifth (5th) Lease Year, if Landlord or an Affiliate of Landlord is the Manager and Tenant reasonably determines that the Premises are not being managed in accordance with the standards set forth in the Management Agreement, Tenant shall notify Landlord, in writing, of the deficiencies it has identified and Landlord shall use commercially reasonable efforts to correct such identified deficiencies in the management of the Building. If Landlord fails to institute such measures promptly after notice from Tenant, Tenant shall have the right, at its option, upon thirty (30) days prior written notice to Landlord, to terminate the Management Agreement and to direct Landlord to engage a third-party Manager. Tenant shall not undertake any action under the preceding sentence unless such violation or failure shall continue uncured for a period of thirty (30) days after Tenant has given notice to Landlord of such deficiency or failure; provided that if such deficiency or failure is not susceptible of being cured within such thirty
(30) day period, Tenant shall not undertake any action if Landlord commences curative action within such thirty (30) day period and proceeds diligently thereafter to cure such deficiency or failure until completion.

               (c)    Commencing in the sixth (6th) Lease Year, provided that
(i) there is no Event of Default, and (ii) Tenant and/or its Affiliates are the sole lessees of the Premises, Tenant shall have the right, upon ninety
(90) days prior written notice to Landlord to direct Landlord to enter into a Management Agreement with an independent third party manager reasonably acceptable to Landlord. Landlord's approval of such third party manager shall not be unreasonably withheld, conditioned or delayed.

               (d) In the event Landlord reasonably determines that the third party Manager is not managing the Premises in accordance with the standards set forth in the Management Agreement, Landlord shall notify Tenant, in writing, of the deficiencies it has identified and Landlord and Tenant shall use commercially reasonable efforts to cause the Manager to correct such identified deficiencies in the management of the Building. If the third party Manager fails to institute such corrective measures promptly after Tenant's receipt of Landlord's notice, Landlord shall have the right, at its option, upon thirty (30) days prior written notice to Tenant, to terminate the Management Agreement and Landlord and Tenant shall mutually agree upon a third-party Manager to manage the Building. Landlord shall not undertake any action under the preceding sentence unless such violation or failure shall continue uncured for a period of thirty (30) days after Landlord has given notice to Tenant of such deficiency or failure; provided that if such deficiency or failure is not susceptible of being cured within such thirty
(30) day period, Landlord shall not undertake any action if the third-party Manager commences curative action within such thirty (30) day period and proceeds diligently thereafter to cure such deficiency or failure until completion.

       13.4 In the event Tenant determines that the services being furnished by any contractor (including, commencing in the sixth (6th) Lease Year, Landlord or an Affiliate of Landlord as Manager) employed by Landlord are unsatisfactory, in Tenant's reasonable judgment, Tenant shall deliver written notice to Landlord specifying in detail the manner in which the services are deemed deficient. If the deficiencies are not, in Tenant's reasonable judgment, substantially corrected during the next succeeding thirty
(30) days, then Tenant may deliver a further notice to Landlord advising Landlord of such fact, and, provided such contract is terminated in accordance with its terms and, therefor, Landlord will not incur any liability to the contractor as a result thereof, Landlord shall terminate the contract of such deficient contractor and select a qualified replacement contractor. Landlord shall not be deemed to incur any such liability if Tenant agrees to assume responsibility for any such liability. Landlord shall include a thirty-day termination for convenience clause in any service contracts in which such a clause is customary; any service contract not including such clause shall require Tenant's approval, which approval shall not be unreasonably conditioned, withheld or delayed..

                                 ARTICLE XIV
                            LIABILITY OF LANDLORD

       14.1 Except as expressly set forth in this Lease and without limiting or reducing Tenant's rights under the Phase II Development Agreement, Landlord shall not be liable to Tenant, its employees, agents, business invitees, licensees, customers, clients, family members or guests for any damage, injury, loss, compensation or claim, including, but not limited to, claims for the interruption of or loss to Tenant's business, based on, arising out of or resulting from any cause whatsoever (except as hereinbelow set forth), including but not limited to, the following: (i) repairs to any portion of the Premises or the Building; (ii) interruption in the use of the Premises; (iii) any accident or damage resulting from the use or operation (by Landlord, Tenant or any other person or persons) of elevators, or of the heating, cooling, electrical or plumbing equipment or apparatus; (iv) the termination of this Lease by reason of the destruction of the Premises or the Building; (v) any fire, robbery, theft, mysterious disappearance and/or any other casualty; (vi) the actions of other tenants in the Building, if any, or of any other person or persons; and (vii) any leakage in any part or portion of the Premises or the Building, or from water, rain or snow that may leak into, or flow from any part of the Premises or the Building, or from drains, pipes or plumbing fixtures in the Building; provided, however, that Landlord shall not be released pursuant to this Section 14.1 from any liability (a) resulting directly from Landlord's breach of, or default, beyond any applicable notice and cure period, as to, any of its covenants or other obligations under this Lease, or (b) subject to Section 12.4(a) above, property damage, personal injury or death caused directly by Landlord's or its employees' negligence or willful misconduct or the gross negligence or willful misconduct of Landlord's contractors or agents. In no event (notwithstanding anything in the immediately-preceding sentence to the contrary) shall Landlord have any liability to Tenant for any claims based on the interruption of or loss to Tenant's business or consequential damages or indirect losses whatsoever.

       14.2 Tenant hereby agrees to indemnify, defend on request, and hold Landlord harmless from and against all costs, damages, claims, liabilities and expenses (including reasonable attorneys' fees and any costs of litigation) suffered by or claimed against Landlord, directly or indirectly, and not covered by the insurance required to be maintained by Landlord hereunder, based on, arising out of or resulting from (i) Tenant's use and occupancy of the Premises or the business conducted by Tenant therein, (ii) any accident, injury or damage whatsoever caused to any person, or to the property of any person, occurring on or about the Premises during the Lease Term, (iii) the operation of a food service, health club, daycare center or other "compatible use" (as defined in Section 6.1 hereof) at the Premises, including any accident, injury or damage whatsoever caused to any person or property arising therefrom, (iv) any act or omission to act by Tenant or its employees, contractors, agents, licensees, or invitees, or (v) any breach or default by Tenant in the performance or observance of its covenants or obligations under this Lease; provided that Tenant's obligations to indemnify and hold harmless Landlord pursuant to this Section 14.2 shall not include any costs, damages, claims, liabilities or expenses suffered by or claimed against Landlord directly based on, arising out of or resulting from Landlord's breach of, or default as to, any of its covenants or other obligations under this Lease or the negligence or willful misconduct of Landlord or its employees or the gross negligence or willful misconduct of Landlord's contractors or agents.

       14.3 In the event that at any time Landlord shall sell or transfer the Building, provided the purchaser or transferee assumes the obligations of Landlord hereunder, the Landlord named herein shall not be liable to Tenant for any obligations or liabilities based on or arising out of events or conditions occurring on or after the date of such sale or transfer. If requested by Tenant, Landlord shall furnish to Tenant a copy of the agreement pursuant to which any such purchaser or transferee shall have assumed the obligations of Landlord hereunder. Furthermore, upon such assumption, Tenant agrees to attorn to any such purchaser or transferee upon all the terms and conditions of this Lease. Notwithstanding any of the foregoing to the contrary, Landlord agrees that (i) Landlord will not sell or transfer the Building prior to the Lease Commencement Date; (ii) Landlord will not sell or transfer the Building to any person or entity if an Event of Bankruptcy (as hereinafter defined) shall have occurred and be continuing with respect to such transferee at the time Landlord contracts to sell or transfer the Building to such transferee; (iii) Landlord's right to sell the Building shall be subject to Tenant's right of first offer provided in Article XXVIII below;
(iv) any sale of the Building shall be subject to Tenant's right of purchase provided in XXVII below and (v) so long as Tenant and/or its Affiliates are the sole lessees of the Building, if Landlord transfers or sells the Building, then Tenant shall have the right, at its option, to assume all of Landlord's operation, maintenance and repair obligations hereunder in lieu of the performance thereof by such successor landlord (in which event no management fee shall be payable to such successor landlord); provided that if Tenant elects to assume such obligations, then Tenant shall perform such obligations to the same extent and in the same manner and to the same standards required of Landlord hereunder; provided further that, prior to the expiration of the fifth (5th) Lease Year, Tenant shall not have the right to self-manage the Building as aforesaid during the initial twelve (12) month period following any such transfer or, if earlier, until the expiration of the fifth (5th) Lease Year, unless the transferee is an institutional investor or other person or entity that is not itself, and is not affiliated with another entity that is, in the business of managing commercial real estate.

       14.4 In the event that at any time during the Lease Term Tenant shall have a claim against Landlord, except as otherwise provided in Section
14.6 hereof, Tenant shall not have the right to deduct the amount allegedly owed to Tenant from any rent or other sums payable to Landlord hereunder, it being understood that Tenant's sole remedy for recovering upon such claim shall be to institute an independent action against Landlord.

       14.5 Tenant agrees that in the event Tenant is awarded a money judgment against Landlord, Tenant's sole recourse for satisfaction of such judgment shall be limited to execution against Landlord's equity interest in the Building and the Land at the time of such execution, which, if the Building has been sold prior to such execution, shall include the net sale proceeds, after payment of all prior liens, from the sale of the Building. In no event shall Landlord or any partner or member of Landlord or any other person be held to have any personal liability for satisfaction of any claims or judgments that Tenant may have against Landlord.

       14.6 In the event Landlord shall be in default with respect to any service or action that Landlord is obligated to furnish or perform under this Lease, then Tenant shall have the right to obtain such service or perform such act on Landlord's account subject to the terms and conditions set forth below. Notwithstanding anything contained herein to the contrary, Tenant shall have the rights set forth in this Section 14.6 with respect to services and actions that materially affect the structure of the Building, materially affect any multi-tenant common area or materially affect any base-building system only if Tenant gives Landlord and Landlord's lender(s) (whose identity and notice address shall have been provided to Tenant) written notice of Landlord's alleged default and Landlord does not in good faith dispute such alleged default in writing within ten (10) business days following the delivery of Tenant's notice. Prior to Tenant undertaking any action to cure or remedy any Landlord default with respect to any service or action that Landlord is obligated to furnish or perform under this Lease, Tenant shall first give written notice of such default to Landlord and Landlord's lender(s) (whose identity and notice address shall have been provided to Tenant) and allow Landlord and such lender(s) ten (10) business days following receipt by Landlord and such lender(s) of such written notice to cure or remedy the condition specified in Tenant's notice; provided, however, that if such condition cannot be cured within the ten (10) business day period despite Landlord's exercise of its commercially reasonable efforts, such period shall be extended for a reasonable additional time, so long as Landlord or such lender(s) commence to cure such condition within the ten (10) business day period and proceed diligently thereafter to effect such cure. Notwithstanding any of the foregoing to the contrary, in the event of a material failure of, or deficiency in, any of the Essential Building Services (as hereinafter defined) which renders all or a substantial portion of the Premises unsafe or unsuitable for the conduct of Tenant's business therein, the period in which Landlord or such lender(s) must cure such condition prior to Tenant's having the right to undertake any such action, shall be forty-eight (48) hours following receipt by Landlord and such lender(s) of such written notice provided notice is received between the hours of 8:00 a.m. and 5:00 p.m. Monday through Friday, or between the hours of 8:00 a.m. and 2:00 p.m. on Saturday, excluding legal holidays; provided that, if the condition cannot be cured within such 48-hour period, then, provided Landlord or such lender(s) commence to cure such condition within such 48-hour period and proceed diligently thereafter to effect such cure, then such 48-hour period shall be extended for such reasonable period as is necessary to effect such cure using diligent efforts. For purposes hereof, the term "ESSENTIAL BUILDING SERVICES" shall mean (i) plumbing systems; (ii) electrical service;
(iii) HVAC service; (iv) life-safety systems; (v) elevator service; and (vi) building access systems. If Landlord or such lender(s) fall to cure or remedy any such condition within the applicable time period, as set forth above, then Tenant may cure or remedy such condition and deliver an invoice to Landlord for such costs and expenses, and Landlord shall pay to Tenant the amount of such invoice within thirty (30) days after delivery by Tenant. The amount of such expenses, when paid by Landlord, shall be included within Expenses, to the extent such costs and expenses are not excluded from the definition of Expenses. In the event Landlord fails to pay to Tenant when due any sum which Tenant is entitled to recover from Landlord pursuant to this Section 14.6, then Tenant shall have the right to a credit against Annual Base Rent in the amount of any such unpaid sum, together with interest thereon at the Default Rate (as defined in Section 18.7 below) from the date due until the date paid, if Tenant has obtained a final, nonappealable court judgment that such sum was due and payable to Tenant under the terms of this Section 14.6 but was not paid by Landlord. In the event Tenant seeks to cure or remedy any condition which gives rise to Tenant's remedies set forth in this Section 14.6, Tenant shall (i) proceed in accordance with the applicable provisions of this Lease and all applicable Legal Requirements; (ii) use only such con t ractors, suppliers, etc. as are duly licensed in the Commonwealth of Virginia and insured to effect such repairs and who perform such repairs on first-class buildings in the normal course of their business; (iii) promptly effect such repairs in a good workmanlike quality and in a first-class manner; and (iv) use new or other first-quality materials. Landlord agrees to cooperate with Tenant in the performance of repairs by Tenant's contractors, including granting access to portions of the Building outside the

Premises and making available for inspection and copying any plans that might be required by such contractors. Nothing in this Section 14.6 is intended to obviate the provisions of Section 13.2 above.

       14.7 Landlord hereby agrees to indemnify, defend on request, and hold Tenant harmless from and against all costs, damages, claims, liabilities and expenses (including reasonable attorneys' fees and court costs) suffered by or claimed against Tenant, directly or indirectly, and not to be covered by the insurance required to be maintained by Tenant hereunder, based on, arising out of or resulting from any breach or default by Landlord in the performance or observance of its covenants or obligations under this Lease, including, but not limited to, Landlord's obligations pursuant to Section 6.5 hereof; provided that Landlord's obligations to indemnify and hold harmless Tenant pursuant to this Section 14.7 shall not include any costs, damages, claims, liabilities, or expenses suffered by or claimed against Tenant directly based on, arising out of or resulting from any negligence or willful misconduct of Tenant or its agents or employees. Notwithstanding anything to the contrary in this Section 14.7 or elsewhere in this Lease, this Section 14.7 shall not apply to the holder of any mortgage or deed of trust secured by the Complex or the Building unless such holder acts as landlord under this Lease or otherwise owns or holds title to the Building by foreclosure or deed-in-lieu of foreclosure.

                                  ARTICLE XV
                            RULES AND REGULATIONS

       15.1 Tenant agrees to comply with and observe the rules and regulations pertaining to the use and occupancy of the Premises or the Building set forth in Exhibit E hereto, together with all reasonable amendments thereto as may be promulgated hereafter by Landlord (collectively, the "RULES AND REGULATIONS"); provided that (i) any such amendment shall not increase Tenant's monetary obligations hereunder or cause Tenant to incur significant additional costs or adversely affect the rights expressly granted to Tenant hereunder or Tenant's use and enjoyment of the Premises, (ii) Tenant shall be given written notice of such amendment at least thirty (30) days before it takes effect, (iii) if there is any inconsistency between this Lease and the Rules and Regulations, this Lease shall govern; and (iv) while Tenant is the sole tenant of the Building, Tenant shall not be subject to any of the Rules and Regulations or any amendments thereto, except those that are necessary to keep the Building in compliance with the standards applicable to a Class A suburban office building in the Market Area. Without limiting the generality of clause (iii) above, it is understood and agreed that if the Rules and Regulations with respect to a particular matter call for stricter Landlord approval rights than those contained herein, or the Rules and Regulations are otherwise more restrictive than any provision herein governing the same matter, then this Lease shall govern and control. Tenant's failure to keep and observe said Rules and Regulations after applicable notice and opportunity to cure shall constitute an Event of Default under this Lease. Landlord shall use reasonable efforts to enforce the Rules and Regulations, including any exceptions thereto, uniformly and shall not discriminate against Tenant in the enforcement of the Rules and Regulations; provided that it is understood that Landlord may grant exceptions to the Rules and Regulations in circumstances in which it reasonably determines that such exceptions are warranted.

       15.2 This Lease is made subject to the provisions of the Declaration of Covenants recorded in Deed Book _________ at Page _______, among the land records of Loudoun

County, Virginia and that certain Reciprocal Easement Agreement recorded in Deed Book _________ at Page _______, among the land records of Loudoun County, Virginia a copy of each of which is attached hereto as Exhibit C. Landlord and Tenant agree to observe and to comply with all provisions of said documents which may be applicable to it. The Reciprocal Easement Agreement governs certain easements, rights-of-way and obligations of the owners of the land comprising the Complex deemed necessary or appropriate for utility, construction, pedestrian pathway, shared parking, stormwater management and similar purposes.

                                 ARTICLE XVI
                            DAMAGE OR DESTRUCTION

       16.1 If, during the Lease Term, the Premises or the Building are totally or partially damaged or destroyed from any cause, thereby rendering the Premises totally or partially inaccessible or unusable by Tenant for its business, Landlord shall diligently (taking into account the time necessary to effectuate a reasonably satisfactory settlement with any insurance company involved) restore, replace and repair the Premises and the Building to substantially the same condition they were in prior to such damage; provided, however, if in the reasonable judgment of an independent architect selected by Landlord the repairs, replacement and restoration cannot be completed within two hundred seventy (270) days after the occurrence of such damage, including the time needed for removal of debris, preparation of plans and issuance of all required governmental permits, then Landlord shall have the right, at its sole option, to terminate this Lease by giving written notice of termination to Tenant within sixty (60) days after the occurrence of such damage. If this Lease is terminated pursuant to the preceding sentence, all rent payable hereunder shall be equitably apportioned and paid to the date of the occurrence of such damage or destruction, and neither Landlord nor Tenant shall have any further rights or remedies as against each other pursuant to this Lease accruing after the date of termination. The judgment by Landlord's independent architect as to whether it will take more than or less than 270 days to complete the repairs, replacement and restoration shall be subject to review and challenge by an independent architect selected by Tenant, as follows. If Tenant wishes to challenge such determination, an independent architect selected by Tenant shall have a period of ten (10) business days following Tenant's receipt of written notice from Landlord of its determination in which to set forth its determination as to whether it will take more than or less than 270 days to complete the repairs, replacement and restoration (without regard to any delay occasioned by such challenge). If Landlord's and Tenant's architects do not agree, then such architects shall jointly appoint an independent architect who shall make a determination as to whether it will take more than or less than 270 days to complete the repairs, replacement and restoration (without regard to any delay occasioned by Tenant's challenge), and the determination of such third architect shall be binding on both Landlord and Tenant. Each party shall be responsible for its own architect's fees, and shall share jointly in the fees of the third architect.

       16.2 If the repairs and restoration cannot be completed within two hundred and seventy (270) days after the date of such damage or destruction (as determined pursuant to Section 16.1 above), but Landlord does not elect to terminate this Lease pursuant to Section 16.1, then Landlord shall promptly notify Tenant of such determination. For a period continuing through the tenth
(10th) day after receipt of such notice, Tenant shall have the right to terminate this Lease by providing written notice thereof to Landlord, in which event the Lease Term shall end on the date of the giving of such notice as if such date were the date originally provided herein as the end of the Lease Term. If Tenant does not elect to terminate this Lease within such period. and provided Landlord does not elect to terminate this Lease, then Landlord shall proceed diligently to repair and restore the Premises and the Building.

       16.3 Notwithstanding anything to the contrary contained herein, in the event the Premises are damaged during the last two (2) years within the Lease Term, and if the period of time reasonably projected by Landlord for restoration of the damage (taking into account the time necessary to effectuate a satisfactory settlement with any insurance company involved) exceeds one-fourth (1/4) of the time remaining in the Lease Term as of the date of the damage, then Landlord and Tenant shall each have the right to terminate this Lease by written notice delivered to the other party within fifteen (15) days after Landlord notifies Tenant in writing of the projected restoration period; provided, however, that if (i) Landlord exercises its right of termination under this Section 16.3, and (ii) at such time, Tenant has a right to renew the Lease Term pursuant to Article XXV hereof, and (iii) Tenant notifies Landlord in writing, within fifteen (15) days following the delivery of Landlord's termination notice, that Tenant is exercising its right to renew the Lease Term, and (iv) pursuant to Article XXV, Landlord and Tenant either reach agreement concerning the Market Rent applicable to the Renewal Term or cause such determination to be made by the means described in Section 25.3(b), then Landlord's termination notice shall be deemed nullified and this Lease shall continue in full force and effect through the remainder of the Lease Term (as thus renewed).

       16.4 If this Lease is not terminated in accordance with the provisions of this Article XVI, until the repair and restoration of the Premises is completed, Tenant shall be required to pay Annual Base Rent and additional rent only for that part of the Premises that Landlord and Tenant mutually agree, in their reasonable judgment, that Tenant is able to use (as such use is contemplated by this Lease) while repairs are being made, based on the ratio that the amount of usable rentable area bears to the total rentable area in the Premises. In addition to any abatement granted pursuant to the previous sentence, Tenant's abatement period shall continue until Tenant has been given reasonably sufficient time, and sufficient access to the Premises, to (i) rebuild any portion of the Premises it is required to rebuild, (ii) install its property, furniture, fixtures, cabling and equipment, and (iii) move in over a period of seven (7) consecutive days. The foregoing additional abatement period shall extend for a period not to exceed sixty (60) days following the date Landlord's repair and restoration is substantially complete. In addition, the Lease Term shall be extended for the period of time during which all or any portion of the rent is abated pursuant to this Section
16.4. Subject to the terms of Section 16.5 below, Landlord shall bear the costs and expenses of repairing and restoring the Premises.

       16.5 If Landlord repairs and restores the Premises as provided in this Article XVI, Landlord shall not be required to repair or restore any decorations, alterations or Improvements to the Premises previously made by or at the expense of Tenant or any trade fixtures, furnishings, equipment or personal property belonging to Tenant. It shall be Tenant's sole responsibility to repair and restore all such items at Tenant's discretion.

                                 ARTICLE XVII
                                 CONDEMNATION

       17.1 If (i) more than twenty percent (20%) of the rentable area of the portion of the Premises comprised of space leased by Tenant in the Building (the "BUILDING PREMISES"), or (ii) the use or occupancy of more than twenty percent (20%) of the rentable area of the Building Premises, shall be taken or condemned by any governmental or other authority having the power of eminent domain for any public or quasi-public use or purpose (including a sale thereof under threat of such a taking) (each such event being referred to herein as a "TAKING"), then this Lease shall terminate on the date title thereto (or the right to use or occupy, as appropriate) vests in such governmental or quasi-governmental authority, and all Annual Base Rent and additional rent payable hereunder shall be equitably apportioned as of such date. This Lease shall similarly terminate if there is a Taking of more than twenty percent (20%) of the minimum necessary parking for the Building according to the approved Site Plan that cannot be replaced by substitute parking spaces on other portions of the Land. If less than twenty percent (20%) of the rentable area of the Building Premises or such minimum necessary parking area or the use or occupancy thereof is condemned, then this Lease shall continue in full force and effect as to the part of the Building Premises and the Land not condemned, except that (i) as of the date title (or the right to use or occupy, as appropriate) vests in such authority, Annual Base Rent and Expenses with respect to the part of the Building Premises and the Land condemned shall be equitably reduced for the balance of the Lease Term, and (ii) Landlord shall, at its cost, restore the Building Premises to create, to the extent reasonably possible, a single unit of space, including (but not limited to) building or moving demising walls, suite entries, heating and air conditioning equipment, and utility lines.

       17.2 All awards, damages and other compensation paid by the condemning authority on account of such Taking shall belong to Landlord, and Tenant hereby assigns to Landlord all rights to such awards, damages and compensation. Tenant agrees not to make any claim against Landlord or the condemning authority for any portion of such award or compensation attributable to damages to the Premises, the value of the unexpired term of this Lease, the loss of profits or goodwill, leasehold improvements or severance damages. Nothing contained herein, however, shall prevent Tenant from pursuing a separate claim against the condemning authority for the value of furnishings, equipment and trade fixtures installed in the Premises at Tenant's expense and for relocation expenses, provided that such claim does not in any way diminish the award or compensation payable to or recoverable by Landlord in connection with such taking or condemnation.

                                ARTICLE XVIII
                                   DEFAULT

       18.1 The occurrence of any of the following shall constitute an Event of Default by Tenant under this Lease:

               (a) If Tenant shall fail to pay any installment of Annual Base Rent or additional rent or any other payment required by this Lease when due and such failure shall continue uncured for a period of ten (10) days after Landlord notifies Tenant of such failure in writing; provided, however, that after Landlord has given Tenant two (2) such written notices in any twelve (12)-month period, Tenant shall be in default if any such payment accruing during such twelve (12)-month period (and after the second of such notices) is not made within ten (10) days after such payment is due (without the necessity of any notice being sent by Landlord).

               (b) If Tenant shall violate or fail to perform any other term, condition, covenant or agreement to be performed or observed by Tenant under this Lease and such violation or failure shall continue uncured for a period of thirty (30) days after Landlord notifies Tenant in writing of such failure. If such violation or failure is not capable of being cured within such thirty (30)-day period, Tenant shall not be deemed to be in default hereunder if Tenant commences curative action within such thirty (30)-day period and proceeds diligently and in good faith thereafter to cure such violation or failure until completion.

               (c)    An Event of Bankruptcy as defined in Article XIX hereof.

       18.2 If there shall occur an Event of Default under this Lease, including without limitation an Event of Default prior to the Lease Commencement Date, Landlord shall have the right, at its sole option, to terminate this Lease. In addition, with or without terminating this Lease, Landlord may re-enter, terminate Tenant's right of possession, and take possession of the Premises. The provisions of this Article XVIII shall operate as a notice to quit, and Tenant waives any other notice to quit or notice of Landlord's intention to re-enter the Premises or terminate this Lease. If necessary, Landlord may proceed to recover possession of the Premises under and by virtue of the laws of the Commonwealth of Virginia, or by such other proceedings, including re-entry and possession, as may be applicable. If Landlord terminates this Lease and/or terminates Tenant's right of possession, then everything contained in this Lease on the part of Landlord to be done and performed shall cease without prejudice, however, to the right of Landlord to recover from Tenant all rent and other sums due under this Lease. Whether or not this Lease and/or Tenant's right of possession is terminated by reason of Tenant's default, Landlord shall have the right, after any Event of Default occurs but only during the continuation thereof, to grant or withhold any consent or approval pursuant to this Lease in its sole and absolute discretion. Landlord agrees to use reasonable efforts to relet the Premises for such rent and upon such terms as are not unreasonable under the circumstances, and if the full rental provided herein plus the reasonable costs, expenses and damages hereafter described shall not be realized by Landlord, Tenant shall be liable for all damages sustained by Landlord, including, without limitation, deficiency in Annual Base Rent and additional rent, reasonable attorneys' fees, brokerage fees, and the expenses of placing the Premises in the condition that would have been required if the date of termination had been the date of expiration of the Lease Term. Tenant expressly acknowledges that Landlord's agreement to use reasonable efforts to relet the Premises shall in no event limit, restrict or prejudice in any way Landlord's and Landlord's affiliates' and agents' rights to lease other space in the Building, if any, or the Complex prior to reletting the Premises. Subject to Landlord's obligations pursuant to the preceding two sentences, Landlord shall in no way be responsible or liable for any failure to relet the Premises or any part thereof, or any failure to collect any rent due or accrued upon such reletting, to the end and intent that Tenant may be liable for the Annual Base Rent, additional rent, and any and all other items of cost and expense which Tenant shall have been obligated to pay throughout the remainder of the Lease Term. Any damages or loss of rent sustained by Landlord may be recovered by Landlord, at Landlord's option, at the time of the reletting, or in separate actions, from time to time, as said damage shall have been made more easily ascertainable by successive relettings, or, at Landlord's option, may be deferred until the expiration of the Lease Term, in which event Tenant hereby agrees that the cause of action shall not be deemed to have accrued until the date of expiration of the Lease Term. The provisions contained in this Section 18.2 shall not prevent the enforcement of any claim Landlord may have against Tenant for anticipatory breach of this Lease.

       18.3 As an alternative to recovering damages on account of rental deficiencies on a periodic basis as set forth in Section 18.2 above, Landlord may elect to hold Tenant liable from and after the date of termination of this Lease, for the Annual Base Rent, additional rent and all other items of cost and expenses that will accrue under the Lease until the expiration of the Lease Term. In the event Landlord elects to hold Tenant liable for the Annual Base Rent, additional rent and all other items of cost and expenses including, without limitation, brokers' and attorneys' fees (the "DEFAULT AMOUNT") at the time of reletting of the Premises or if Landlord is unable to relet the Premises at the time this Lease is terminated pursuant to this Article XVIII, then Tenant shall pay to Landlord (i) the Default Amount minus (ii) any Annual Base Rent, additional rent and other sums which Tenant proves by a preponderance of the evidence would be received by Landlord upon commercially reasonable efforts to relet the Premises through the expiration of the scheduled Lease Term. The Default Amount shall be discounted at a rate equal to the then current "Prime Rate" as published in the Money Rates section of The Wall Street Journal and such amount shall be payable to Landlord in a lump sum on demand, it being understood that upon payment of such liquidated and agreed upon final damages, Tenant shall be released from further liability under this Lease with respect to the period after the date of such payment and, that if Tenant fails to pay such amount to Landlord within five (5) days thereafter, Landlord may bring suit to collect any such damages at any time after an Event of Default shall have occurred. In the event Landlord relets the Premises together with other premises or for a term extending beyond the scheduled expiration of the Lease Term, it is understood that Tenant will not be entitled to apply any Annual Base Rent, additional rent or other sums generated or projected to be generated by either such other premises or in the period extending beyond the scheduled Lease Term (collectively, the "EXTRA RENT") against Landlord's damages. Similarly in proving the amount that would be received by Landlord upon a reletting of the Premises set forth in clause
(ii) above, Tenant shall not take into account the Extra Rent. Nothing herein shall be construed to affect or to prejudice Landlord's right to prove and claim in full unpaid rent accrued prior to termination of this Lease and Tenant's vacating the Premises. If Landlord is entitled or Tenant is required pursuant to any provision hereof to take any action upon the termination of the Lease Term, then Landlord shall be entitled and Tenant shall be required to take such action also upon the termination of Tenant's right of possession.

       18.4 All rights and remedies of Landlord set forth herein are in addition to all other tights and remedies available to Landlord pursuant to the Phase II Development Agreement, at law or in equity. All rights and remedies available to Landlord hereunder, pursuant to the Phase II Development Agreement, or at law or in equity are expressly declared to be cumulative. The exercise by Landlord of any such right or remedy shall not prevent the concurrent or subsequent exercise of any other right or remedy; provided that Landlord may not recover more than once for the same damages. No delay in the enforcement or exercise of any such right or remedy shall constitute a waiver of any default by Tenant hereunder or of any of Landlord's rights or remedies in connection therewith. Landlord shall not be deemed to have waived any default by Tenant hereunder unless such waiver is set forth in a written instrument signed by

Landlord. If Landlord waives in writing any default by Tenant, such waiver shall not be construed as a waiver of any covenant, condition or agreement set forth in this Lease except as to specific circumstances described in such written waiver.

       18.5 If Landlord shall institute proceedings against Tenant and a compromise or settlement thereof shall be made, the same shall not constitute a waiver of default or of any other covenant, condition or agreement set forth herein, nor of any of Landlord's rights hereunder, except to the extent agreed by Landlord in writing in connection with such compromise or settlement. Neither the payment by Tenant of a lesser amount than the installments of base rent, additional rent or of any sums due hereunder nor any endorsement or statement on any check or letter accompanying a check for payment of rent or other sums payable hereunder shall be deemed an accord and satisfaction, and Landlord may accept such check or payment without prejudice to Landlord's right to recover the balance of such rent or other sums or to pursue any other remedy available to Landlord. Notwithstanding any request or designation by Tenant, Landlord may apply any payment received from Tenant to any payment then due. No re-entry by Landlord, and no acceptance by Landlord of keys from Tenant, shall be considered an acceptance of a surrender of this Lease.

       18.6 If Tenant defaults in the making of any payment or in the doing of any act herein required to be made or done by Tenant, then Landlord may (after giving Tenant the appropriate notice and opportunity to cure specified in Section 18.1 hereof), but shall not be required to, make such payment or do such act. If Landlord elects to make such payment or do such act, all reasonable costs and expenses incurred by Landlord, plus interest thereon at the rate per annum which is two percent (2%) higher than the prime rate then being quoted in The Wall Street Journal from the date paid by Landlord to the date of payment thereof by Tenant, shall constitute additional rent hereunder and shall be immediately paid by Tenant to Landlord; provided, however, that nothing contained herein shall be construed as permitting Landlord to charge or receive interest in excess of the maximum rate then allowed by law. The taking of such action by Landlord shall not be considered a cure of such default by Tenant prevent Landlord from pursuing any remedy it is otherwise entitled to in connection with such default.

       18.7 If Tenant fails to make any payment of Annual Base Rent or of additional rent on or before the date such payment is due and payable, Tenant shall pay to Landlord a late charge of five percent (5%) of the amount of such payment. In addition, such payment shall bear interest at the rate per annum which is two percent (2%) higher than the prime rate then being quoted in The Wall Street Journal (the "DEFAULT RATE"), from the date such payment became due to the date of payment thereof by Tenant; provided, however, that nothing contained herein shall be construed as permitting Landlord to charge or receive interest in excess of the maximum rate then allowed by law. Notwithstanding any of the foregoing to the contrary, Landlord hereby waives the imposition of such late charge and the interest payable on late payments with respect to the first two (2) such late payments to occur in any twelve
(12) month period, provided Tenant in fact cures the default within ten (10) days following Tenant's receipt of notice of such default. Such late charge and interest shall constitute additional rent due and payable hereunder with the next installment of Annual Base Rent due hereunder.

       18.8 Notwithstanding anything in this Lease to the contrary, in the event (i) an Event of Default shall occur under this Lease and (ii) Tenant shall thereafter tender performance of the obligation that gave rise to such Event of Default and (iii) Landlord, in its discretion, shall agree to accept such performance as curing the Event of Default, then, for all purposes of this Lease, no Event of Default shall thereafter be deemed to exist. Notwithstanding any of the foregoing to the contrary, Landlord shall be obligated to accept Tenant's cure of the first
(1st) Event of Default to occur and be cured within any twelve (12) month period provided such cure, when tendered, includes payment of all interest, late charges, and other costs of enforcement incurred by Landlord on account of such default (including, but not limited to, reasonable attorneys' fees).

       18.9 (a) Landlord shall be in default under this Lease if (i) any of Landlord's representations, warranties or covenant contained in this Lease proves to be untrue in any material respect, or (ii) Landlord fails to perform any covenant or agreement to be performed by Landlord hereunder and with respect to clauses (i) and (ii) Landlord either: (A) fails promptly after written notice from Tenant to commence to cure such failure or fails to complete such cure diligently and within thirty (30) days after Tenant's notice or (B) if such failure is of a type that cannot with the exercise of reasonable diligence be cured within such thirty (30) day period, either fails promptly to commence its cure during such period or fails thereafter to use its best efforts to complete its cure in as short a time as possible.

               (b) Except as otherwise expressly limited in this Lease, in the event a material default by Landlord (as defined below) occurs, upon written notice of such material default to Landlord, Tenant shall have the right to terminate this Lease effective on the date specified in such notice, which date shall not be not less than three (3) months and not more than one
(1) year after the date of such notice, provided that Landlord's default has not been cured by such date. As used herein, the term "material" means a breach or failure by Landlord, to cure or if not possible of cure to commerce curing and; thereafter, to diligently pursue the cure of such default within thirty (30) days after Landlord's receipt of Tenant's notice specifying in reasonable detail such failure and such failure, affects in a material, adverse way the ability of Tenant to use and occupy the Premises for any of the purposes permitted hereunder or to exercise its rights hereunder.

       18.10 For so long as Orbital Sciences Corporation or any Affiliate of Orbital Sciences is the tenant under this Lease, Landlord hereby releases and waives any and all liens or security interests (including any statutory liens) Landlord may have upon any of Tenant's Personal Property, as herein defined. Landlord agrees that to the extent such liens or security interests may not be waived by Landlord, any such liens or security interests shall at all times be subject and subordinate to any security interests and liens granted by Tenant which may now or hereafter affect Tenant's Personal Property, and to all renewals, modifications, consolidations, replacements and extensions thereof. This clause shall be self-operative and nor further instrument of release, waiver or subordination shall be required to affirm to any secured party the effect of this clause. Notwithstanding the foregoing, in confirmation of such release, waiver and subordination, Landlord shall at Tenant's written request, execute and deliver to Tenant within twenty (20) days of Landlord's receipt of Tenant's request, any reasonable requisite or appropriate certificate, waiver, release or subordination agreement or other document that may be reasonably requested by Tenant or other third party requiring such certificate waiver, release or subordination agreement or document. "Tenant's Personal Property" shall mean the leasehold improvements, good, wares, merchandise, inventory, furniture, trade fixtures, machinery, equipment, telephones, telephone systems, inside wire, business records, accounts receivable and other personal property of Tenant in or about the Premises or that may be placed or kept therein during the Lease Term and also upon all proceeds of any insurance which may accrue to Tenant by reason of damage to or destruction of any such property, chattels or merchandise.

                                 ARTICLE XIX
                                  BANKRUPTCY

       19.1    The following shall be an Event of Bankruptcy under this Lease:

               (a) Tenant's becoming insolvent, as that term is defined in Title 11 of the United States Code (the "BANKRUPTCY CODE"), or under the insolvency laws of any State, District, Commonwealth or territory of the United States that are applicable to Tenant (the "INSOLVENCY LAWS");

               (b) The filing of a voluntary petition under the provisions of the Bankruptcy Code or Insolvency Laws;

               (c) The filing of an involuntary petition against Tenant as the subject debtor under the Bankruptcy Code or Insolvency Laws, which either
(i) is not dismissed within ninety (90) days of filing or (ii) results in the issuance of an order or relief against the debtor; or

               (d) Tenant's making or consenting to an assignment for the benefit of creditors or a common law composition of creditors.

       19.2    (a)    Upon occurrence of an Event of Bankruptcy, Landlord
shall have all rights and remedies available to Landlord pursuant to Article XVIII, provided that while a case in which Tenant is the subject debtor under the Bankruptcy Code is pending and only for so long as Tenant or its Trustee in Bankruptcy (hereinafter referred to as "TRUSTEE") is in compliance with the provisions of Section 19.2(b), (c) and (d) below, Landlord shall not exercise its rights and remedies pursuant to Article XVIII.

               (b) In the event Tenant becomes the subject debtor in a case pending under the Bankruptcy Code, Landlord's right to terminate this Lease pursuant to Section 19.2(a) shall be subject to the rights of Trustee to assume or assign this Lease. Trustee shall not have the right to assume or assign this Lease unless Trustee promptly (i) cures all defaults under this Lease, (ii) compensates Landlord for monetary damages incurred as a result of such defaults, and (iii) provides adequate assurance of future performance on the part of Tenant as debtor in possession or on the part of the assignee tenant

               (c) Landlord and Tenant hereby agree in advance that adequate assurance of future performance, as used in Section 19.2(b) above, shall mean that all of the following minimum criteria must be met: (i) Tenant's gross receipts in the ordinary course of business during the thirty
(30) day period immediately preceding the initiation of the case under the Bankruptcy Code must be at least two (2) times greater than the next monthly installment of annual base rent and additional rent due under this Lease; (ii) both the monthly average and median of Tenant's gross receipts in the ordinary course of business during the six month period immediately preceding the initiation of the case under the Bankruptcy Code must be at least two

(2) times greater than the next monthly installment of annual base rent and additional rent due under this Lease; (iii) Trustee must deliver to the Trustee adequate security in commercially reasonable amounts said amount to be held by Trustee in escrow, without interest, until either Trustee or Tenant defaults in its payment of rent or other obligations under this Lease (whereupon Landlord shall have the right to draw on such escrowed funds) or until the expiration of this Lease (whereupon the funds shall be returned to Trustee or Tenant); (iv) Tenant must pay its estimated pro rata share of the cost of all services provided by Landlord (whether or not previously included as a part of the annual base rent) in accordance with the provisions of Article IV hereof; (v) Trustee must agree that no prohibited use shall be permitted; and (vi) Tenant or Trustee must agree to redeposit with the Trustee at any time Landlord is authorized to and does draw on the escrow account referred to in (iii) hereof the amount necessary to restore such escrow account to the original level.

                (d) In the event Tenant is unable to (i) cure its defaults within any applicable notice and cure period, (ii) pay the rent due under this Lease and all other payments required of Tenant under this Lease on time (or within five (5) days of the due date), or (iii) meet the criteria and obligations imposed by Section 19.2(c) above, Tenant agrees in advance that it has not met its burden to provide adequate assurance of future performance and this Lease may be terminated by Landlord in accordance with Section 19.2(a) above.

                                   ARTICLE XX
                            SUBORDINATION; MORTGAGES

        20.1 This Lease is subject and subordinate to the lien of any and all mortgages (which term "MORTGAGES" shall include both construction and permanent financing and shall include deeds of trust and similar security instruments) which may now or hereafter encumber the Premises, and to all and any renewals, extensions, modifications, recastings or refinancings thereof; provided, however, that the effectiveness of such subordination is subject to the condition that Landlord obtain from any holder of any such mortgage or deed of trust on the Premises a non-disturbance agreement, to the end and intent that as long as Tenant pays all rent when due and punctually observes all other covenants and obligations on its part to be observed under this Lease (subject to applicable notice and cure provisions), the terms and conditions of this Lease shall continue in full force and effect and Tenant's rights under this Lease and its possession, use and occupancy of the Premises shall not be disturbed during the Lease Term by the holder of such mortgage or deed of trust or by any purchaser upon foreclosure of such mortgage or deed of trust. At any time after the execution of this Lease, the holder of any mortgage to which this Lease is subordinate shall have the right to declare this Lease to be superior to the lien of such mortgage, and Tenant agrees to execute all documents required by such holder in confirmation thereof.

        20.2 In confirmation of the foregoing subordination and non-disturbance provisions and subject to the provisions of Section 20.1 above, Tenant shall, within fifteen (15) days of its receipt of a request therefor, promptly execute and deliver any reasonable and appropriate certificate or other document evidencing such subordination. Tenant agrees that neither the institution of any suit, action or other proceeding by the holder of any mortgage on the Premises to realize upon such mortgage holder's interest in the Premises, nor any sale of the Premises pursuant to the provisions of the mortgage in favor of such mortgage holder, shall, by operation of law or otherwise, result in the cancellation or termination of this Lease or of the obligations of Tenant hereunder, and that Tenant shall attorn to the purchaser at such foreclosure sale and shall recognize such purchaser as the landlord under this Lease. Tenant further agrees that for the purposes of this
Section 20.2, the term "PURCHASER" or "PURCHASER AT A FORECLOSURE SALE" shall mean, without limitation, a purchaser at a foreclosure sale affecting the Premises or the holder of any mortgage on the Premises. Tenant agrees that upon such attornment, such purchaser shall not (a) be bound by any rent credits or payments of Annual Base Rent for more than one (1) month in advance, (b) be bound by the amendment of any material term of this Lease (e.g. an amendment which decreases the Annual Base Rent to be paid by Tenant under this Lease) made without the consent of any lender providing financing for the Premises of which Tenant has notice prior to entering into the amendment, (c) be liable for damages for any act or omission of any prior landlord; or (d) be subject to any offsets or defenses which Tenant might have against any prior landlord; provided, however, that after succeeding to Landlord's interest under this Lease, such purchaser shall perform in accordance with the terms of this Lease all obligations of Landlord arising after the date such purchaser acquires title to the Premises. Upon request by such purchaser, Tenant shall execute and deliver an instrument or instruments confirming its attornment.

        20.3 (a) After Tenant receives notice in writing from any person, firm or other entity that it holds a mortgage or deed of trust on the Premises or the Land requesting that copies of notices from Tenant to Landlord be sent to it, no notice from Tenant to Landlord alleging any default by Landlord shall be effective unless and until a copy of the same is given to such holder or Trustee at the last address of such holder or Trustee; that shall have been furnished to Tenant. The curing of any of Landlord's defaults by such holder or Trustee shall be treated as performance by Landlord.

                (b) In addition to the time afforded Landlord for the curing of any default, except with respect to the time periods set forth in Sections 13.2 and 14.6, any such holder or Trustee shall have an additional fifteen (15) business days after the expiration of the period allowed to Landlord for the cure of any such default within which to commence a cure and such additional time as may be reasonable necessary to effect the cure using diligent efforts.

        20.4 In the event that any lender providing construction or permanent financing or any refinancing for the Premises or the Land requires, as a condition of such financing, that modifications to this Lease be obtained, and provided that such modifications (i) are reasonably acceptable to Tenant, (ii) do not adversely affect in a material manner Tenant's rights or obligations hereunder, including its use of the Premises as herein permitted, (iii) do not increase the rent or other sums to be paid by Tenant hereunder, (iv) do not adversely affect in a material manner Tenant's use of the Premises as herein permitted and (v) do not reduce or limit in a material manner Landlord's obligations under this Lease, Landlord may submit to Tenant a written amendment to this Lease incorporating such required changes, and Tenant hereby covenants and agrees to execute, acknowledge and deliver such amendment to Landlord within fifteen (15) days of Tenant's receipt thereof with such modifications as may reasonably agreed upon by Landlord, Tenant and the lender requiring such modifications.


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

                                   ARTICLE XXI
                                  HOLDING OVER

        21.1 In the event that Tenant shall not immediately surrender the Premises on the date of the expiration of the Lease Term, Tenant shall become a tenant by the month. During such holdover period, Tenant shall pay a rent equal to one hundred fifty percent (150%) of the Annual Base Rent in effect during the last month of the Lease Term. Said monthly tenancy shall commence on the first day following the expiration of the Lease Term. As a monthly tenant, (i) Tenant shall be subject to all the terms, conditions, covenants and agreements of this Lease; (ii) Tenant shall give to Landlord at least thirty (30) days' written notice of any intention to vacate the Premises; and (iii) Tenant shall be entitled to thirty (30) days' written notice to quit the Premises, unless Tenant is in default hereunder, in which event Tenant shall not be entitled to any notice to quit, the usual thirty (30) days' notice to quit being hereby expressly waived. Notwithstanding the foregoing provisions of this Section 21.1, in the event that Tenant shall hold over after the expiration of the Lease Term, and if Landlord shall desire to regain possession of the Premises promptly at the expiration of the Lease Term, then at any time prior to Landlord's acceptance of rent from Tenant as a monthly tenant hereunder, Landlord, at its option, may forthwith re-enter and take possession of the Premises by any legal process in force in the Commonwealth of Virginia.

                                  ARTICLE XXII
                              COVENANTS OF LANDLORD

        22.1 Landlord represents and covenants that it has the right to make this Lease for the term aforesaid, and Landlord covenants that Tenant shall, during the term hereby created, freely, peaceably and quietly occupy and enjoy the full possession of the Premises without disturbance, molestation or hindrance by any person or entity whatever claiming an interest in the Premises prior or superior to Tenant's. Nothing in this Section 22.1, however, shall prevent Landlord from exercising any remedy available to it on account of an Event of Default by Tenant under this Lease. Landlord and Tenant each acknowledge and agree that Tenant's leasehold estate in and to the Premises vests on the date this Lease is fully executed by Landlord and Tenant, notwithstanding that the Lease Term will not commence until a future date.

        22.2 Landlord hereby reserves to itself and its successors and assigns the following rights (all of which are hereby consented to by Tenant):
(i) if imposed by Legal Requirements in Landlord's reasonable judgment after consultation with Tenant, if Tenant and/or its Affiliates are the lessees of more than fifty-one percent (51%) of the Premises, to change the street address and/or the arrangement and/or location of entrances, passageways, doors, doorways, corridors, elevators, stairs, toilets, or other public parts of the Building; and (ii) subject to compliance with Landlord's obligations pursuant to Sections 8.1 and 11.1, if imposed by Legal Requirements or if necessary for the proper functioning of the Premises after consultation with Tenant, if Tenant and/or its Affiliates are the lessees of more than fifty-one percent (51%) of the Premises, to erect, use and maintain pipes and conduits in and through the Premises; and (iii) to establish and maintain field offices in the Building for site engineers, property management and maintenance personnel comprising, in the aggregate, approximately 600 rentable square feet; and in number and locations that are typical for Class A suburban office buildings in the Market Area provided that, subject to the foregoing standards, Tenant shall have approval rights over the particular size


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

and locations of such facilities, which approval shall not be unreasonably withheld, conditioned or delayed. Provided Landlord acts reasonably and diligently and in a manner not likely to materially, adversely affect Tenant's continuing and reasonably uninterrupted business functions, Landlord may exercise any or all of the foregoing rights without being deemed to be guilty of an eviction, actual or constructive, or a disturbance or interruption of the business of Tenant or of Tenant's use or occupancy of the Premises and without diminishing the rent payable hereunder.

                                  ARTICLE XXIII
                                     PARKING

        23.1 Parking shall be available in the surface parking areas appurtenant to the Building. Landlord and Tenant shall agree upon reasonable access controls and operating policies that will govern the parking areas, all of which shall be consistent with the standards of Class A suburban office buildings and shall comply with all Legal Requirements (including, but not limited to, those set forth in the Americans with Disabilities Act and similar such laws in effect from time to time). Vehicles may be parked at any time free of charge (during the initial Lease Term), seven (7) days per week, twenty-four
(24) hours per day. Landlord and Tenant agree that it is the parties' intention that parking shall be made available to Tenant in a ratio of approximately four
(4) vehicles for every 1,000 gross square foot of Building area. Notwithstanding anything in this Section 23.1 to the contrary, in no event shall Landlord be obligated to provide Tenant more parking spaces than shown on the Site Plan for the Building.

        23.2 Subject to the provisions of Sections 14.1 and 14.7 hereof, it is understood and agreed that Landlord does not assume any responsibility for, and shall not be held liable for, any damage or loss to any automobiles parked in the parking area or to any personal property located therein, or for any injury sustained by any person in or about the parking areas.

                                  ARTICLE XXIV
                         REPRESENTATIONS AND WARRANTIES

        24.1    Landlord hereby warrants and represents to Tenant as follows:

                (a) Landlord is a limited partnership, validly existing and in good standing under the laws of the State of Delaware.

                (b) Landlord has the full capacity, right, power and authority to execute and deliver this Lease. The individuals signing this Lease and all other documents executed or to be executed pursuant hereto on behalf of Landlord are and shall be duly authorized to sign the same on Landlord's behalf and to bind Landlord thereto.

                (c) Landlord has not (1) made a general assignment for the benefit of creditors, (ii) filed any involuntary petition in bankruptcy or suffered the filing of any involuntary petition by Landlord's creditors, (iii) suffered the appointment of a receiver to take possession of all or substantially all of Landlord's assets, (iv) suffered the attachment or other judicial seizure of all, or substantially all, of Landlord's assets, (v) admitted in writing its inability to pay its debts as they come due, or (vi) made an offer of settlement, extension or composition to its creditors generally.

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

                (d) Neither the execution of this Lease nor the consummation of the transaction contemplated hereby will (i) conflict with, or result in a breach of, the terms, conditions or provisions of, or constitute a default under, any agreement or instrument to which Landlord is a party or (ii) violate any restriction or court order to which Landlord is subject.

        24.2    Tenant hereby warrants and represents to Landlord as follows:

                (a) Tenant is a corporation, validly existing and in good standing under the laws of Delaware and is authorized to do business as a foreign corporation in the Commonwealth of Virginia.

                (b) Tenant has the full capacity, right, power and authority to execute and deliver this Lease. The individuals signing this Lease and all other documents executed or to be executed pursuant hereto on behalf of Tenant are and shall be duly authorized to sign the same on Tenant's behalf and to bind Tenant thereto.

                (c) Tenant has not (i) made a general assignment for the benefit of creditors, (ii) filed any involuntary petition in bankruptcy or suffered the filing of any involuntary petition by Tenant's creditors, (iii) suffered the appointment of a receiver to take possession of all or substantially all of Tenant's assets, (iv) suffered the attachment or other judicial seizure of all, or substantially all, of Tenant's assets, (v) admitted in writing its inability to pay its debts as they come due, or (vi) made an offer of settlement, extension or composition to its creditors generally.

                (d) Neither the execution of this Lease nor the consummation of the transaction contemplated hereby will (i) conflict with, or result in a breach of, the terms, conditions or provisions of, or constitute a default under, any agreement or instrument to which Tenant is a party or (ii) violate any restriction or court order to which Tenant is subject.

        24.3 Neither Landlord nor Tenant will intentionally cause or permit any action to be taken which would cause any of their respective foregoing representations or warranties to be untrue as of the Lease Commencement Date.

                                   ARTICLE XXV
                                     RENEWAL

        25.1    Landlord hereby grants to Tenant three (3) successive five
(5)-year renewal options, each exercisable at Tenant's option and subject to the conditions described below (each such five-year term, if exercised, being referred to herein as a "RENEWAL TERM"). If exercised, and if the conditions applicable thereto have been satisfied, the first Renewal Term shall commence immediately following the end of the Lease Term provided in this Lease (as it may be extended pursuant to Section 2.3 hereof), the second Renewal Term shall commence immediately following the end of the first Renewal Term, and the third Renewal Term shall commence immediately following the end of the second Renewal Term. The right of renewal herein granted to Tenant with respect to each Renewal Term shall be subject to, and shall be exercised in accordance with, the following terms and conditions:

                (a) Tenant shall exercise its right of renewal with respect to each Renewal Term by giving Landlord written notice thereof not earlier than twenty-four (24) months and not later than twelve (12) months prior to the expiration date of the then-current Lease Term. Tenant's exercise of its right of renewal shall be irrevocable (except as provided in Section 25.3(a) below) and shall be binding upon both Landlord and Tenant.

                (b) In the event a renewal option notice is not given timely, Tenant's right of renewal with respect to such Renewal Term shall lapse and be of no further force or effect.

                (c) If a monetary or material non-monetary Event of Default has occurred hereunder and has continued for ten (10) business days and is continuing uncured on the date a renewal option notice is sent or on the date such Renewal Term is to commence, then, at Landlord's option, to be exercised within fifteen (15) business days after the expiration of the applicable cure period for such default, such Renewal Term shall not commence and the Lease Term shall expire on the date the Lease Term would have expired without such renewal.

                (d) In the event this Lease is not renewed for any Renewal Term, Tenant's right to renew this Lease for any subsequent Renewal Terms shall also lapse.

        25.2 During any Renewal Term, all the terms, conditions, covenants and agreements set forth in this Lease shall continue to apply and be binding upon Landlord and Tenant, except that: (1) the Annual Base Rent shall be calculated at the beginning of each Renewal Term as provided in this Article XXV so that the Annual Base Rent payable during each Lease Year of such Renewal Term shall be equal to ninety-five percent (95%) of Market Rent for such Renewal Term, including a market-based formula for adjusting Market Rent for each Lease Year of each Renewal Term; (2) Tenant shall pay for parking if such is the market standard at the time it exercises its renewal option or if Tenant does not wish to pay for parking the Annual Base Rent shall be adjusted to take into account that Tenant is not paying for parking when it is market standard at the time the Annual Base Rent is calculated for Tenant to do so; and (3) in no event shall Tenant have the right to renew the Lease Term beyond the expiration of the third Renewal Term provided for in Section 25.1.

        25.3 "MARKET RENT" shall be the fair market amount of "net" Annual Base Rent (including escalations if escalations are customary for comparable facilities in the Market Area, as defined below) determined as follows:

                (a) Following the giving of the renewal option notice, Landlord and Tenant shall commence negotiations concerning the amount of Annual Base Rent that shall constitute Market Rent. The parties shall have sixty (60) days (the "Negotiation Period") after the date Tenant delivers its renewal option notice in which to agree on such Market Rent. If, during such negotiation period, the parties are unable to agree on such Market Rent, then Tenant shall have the right, at its sole election, to rescind its exercise of the renewal option by notice of rescission delivered to Landlord no later than thirty (30) days after the expiration of the Negotiation Period (the "Rescission Period"). The Market Rent shall be stated and comprised of a component of Annual Base Rent for the first Lease Year of the Renewal Term and, if customary, a component of annual escalations to be stated in terms of percentage increases to Annual Base Rent for the second, third, fourth and fifth Lease Years of the Renewal Term.


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                (b)     (i) In the event Landlord and Tenant do not reach
agreement concerning the Market Rent, and Tenant does not timely exercise the right of rescission described in subsection (a) above, then the Market Rent and a formula for escalations shall be determined by three (3) real estate brokers. Landlord and Tenant shall each, within fifteen (15) days from the expiration of the Rescission Period described in subsection (a) above, designate an independent, licensed real estate broker or a licensed real estate professional associated with a licensed real estate broker who shall have more than ten (10) years' experience as a real estate broker specializing in commercial office leasing, and who shall have expertise with the commercial real estate market in which the Building is located; and the third broker shall be appointed by the first two brokers. For purposes of this Lease, a broker shall not be deemed "independent" if such broker shall have been engaged to work on behalf of the party that is appointing such broker at the time of, or at any time during the three (3) year period preceding, such broker's appointment; provided, however, that the third (3rd) broker selected by the first two brokers shall not be deemed independent if such broker or any entity with which such broker is affiliated shall have been engaged to work on behalf of either Landlord or Tenant during the two (2) year period immediately preceding such broker's appointment. The costs and expenses of each broker appointed separately by Landlord and Tenant will be borne by the party who appointed the broker. The costs and expenses of the third broker will be shared equally by Landlord and Tenant. The brokers appointed by Landlord and Tenant shall select a third broker within fifteen (15) days of the date of appointment of the latter of the first two brokers.

                        (ii) The brokers shall each establish what they believe to be the Market Rent, including, if customary, the escalation formula and shall notify Landlord and Tenant thereof by written notice within thirty (30) days of the date of the appointment of the third broker, which notice shall be accompanied by their reports. The Market Rent shall be stated and comprised of a component of Annual Base Rent for the first Lease Year of the Renewal Term and, if customary, a component of annual escalations to be stated in terms of percentage increases to Annual Base Rent for the second, third, fourth and fifth Lease Years of the Renewal Term. If any broker fails to render its determination within such thirty (30) day period, it shall be disregarded. If the aggregate dollar value (ignoring any present value calculations) of the determinations for the five year Renewal Term of any two or three of the brokers shall be identical in amount, said amount shall be deemed to be the Market Rent for the Premises. If both the highest and the lowest determination differ by less than five percent (5%) from the middle determination, then the Market Rent shall be deemed to be the average of the three determinations. If the lowest determination and/or the highest determination differs by more than five percent (5%) from the middle determination, such determination or determinations shall be disregarded and the Market Rent shall be deemed to be the average of the remaining determinations.

                        (iii) The Market Rent (including escalations, if any) for the Premises to begin as of the first day of the applicable Renewal Term determined in accordance with the provisions of this Section shall be binding and conclusive on Tenant and Landlord. Notwithstanding the foregoing, if either party shall fail to appoint the broker to be appointed by such party within fifteen (15) days following the Rescission Period, the Market Rent of the Premises as determined by the broker so appointed shall be binding and conclusive on Landlord and Tenant.


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

        25.4 As used herein, "Market Rent" shall be equal to "triple net" base footage rent which would be available to new tenants (taking into account all rent escalation factors) in buildings (to the extent such tenants are single-users or have the space in a building comparable to the space leased by Tenant in the Building) of similar age, finish, quality, design, location, condition and value as the Building (excluding Improvements installed in the Building at Tenant's sole expense) and located in office parks of quality comparable to and in the Route 28 North (Virginia) area between the Dulles Toll Road and Route 7 (the "MARKET AREA"). The Market Rent shall reflect the absence of landlord concessions such as rental abatement, build-out allowances, free parking, costs such as brokerage commissions and a base year established as the calendar year in which the first day of the Renewal Terms occurs. Such allowable concessions and costs shall be factored into Market Rent by amortizing such concessions and costs over the applicable Renewal Term through a reduction of the base footage rent otherwise payable in the absence of such concessions and costs including a reasonable amount of "downtime" not to exceed nine (9) months. For purposes hereof, leases of between one hundred thousand (100,000) and two hundred thousand (200,000) square feet of rentable area or greater shall be deemed to be leases of similar size.

                                  ARTICLE XXVI
                            COMMUNICATIONS EQUIPMENT

        26.1 Tenant may install, free of charge (with the right to collect and retain any income that may be derived therefrom), at its sole cost, risk and expense, satellite dishes, antennas and communications equipment (the "COMMUNICATIONS EQUIPMENT") on the roof of the Building and/or on portions of the Land (for so long as such portions of the Land remain subject to this Lease), in an amount and of a type determined by Tenant, subject to Tenant's compliance with the approved Site Plan and all other Legal Requirements and subject further to Landlord's prior written approval of location, placement, plans and specifications for the Communications Equipment and the type and placement of all cabling and wiring ancillary thereto, all of which Landlord approvals shall not be unreasonably withheld, conditioned or delayed. Landlord makes no representation concerning the suitability of the rooftop or the Land as a location for the Communications Equipment, and Landlord's approval of Tenant's plans and specifications shall in no event be construed as constituting such a representation. Tenant shall be responsible for obtaining and maintaining all approvals, permits and licenses required by any federal, state or local government for installation and operation of the Communications Equipment and for paying all fees attendant thereto and for complying with all other Legal Requirements relating to the Communications Equipment. If the Communications Equipment is installed, Tenant shall have sole responsibility for the maintenance, repair and replacement thereof and of all cabling and wiring ancillary thereto. Tenant shall coordinate with Landlord's property manager concerning any penetration of the roof or the exterior facade of the Building, and shall in no event take any action that will void any then-existing roof warranty. All repairs to the Building made necessary by reason of the furnishing, installation, maintenance, operation or removal of the Communications Equipment or any replacements thereof shall be at Tenant's sole cost. Upon expiration or termination of this Lease, Tenant agrees that it will remove, forthwith, the Communications Equipment (but not the wiring or accessories) and shall repair any damage to the Building caused by the installation or removal of the Communications Equipment and related equipment. In the event Tenant fails to remove the Communications Equipment, Landlord may remove and dispose of such Communications Equipment and charge Tenant the entire reasonable


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

cost thereof. Tenant's Communications Equipment shall not interfere with the structure of the Building, any of the building systems, or, at any time that Tenant is not the sole lessee of the Building, the equipment (including airwaves reception and other equipment) of any other tenant in the Building who shall have similar rights to maintain Communications Equipment and shall have exercised those rights prior to the exercise thereof by Tenant hereunder. Any such similar rights granted to any other tenant shall similarly restrict such other tenant's Communications Equipment from interfering with Tenant's Communications Equipment. Landlord shall enforce all such restrictions. If Tenant ceases at any time to be the sole tenant of the Building, Tenant's rights pursuant to this Section 26.1 shall be non-exclusive. Landlord shall have no liability on account of any damage to or interference with the operation of the Communications Equipment by any third party. Notwithstanding the foregoing, Landlord agrees that it will manage the available space on the rooftop so as to accommodate Tenant's needs with respect to the Communications Equipment to the greatest extent reasonably possible, including requesting that other tenants or rooftop users relocate their equipment if such relocation is necessary to enable Tenant to operate its Communications Equipment. Landlord shall have the right to require Tenant to relocate the Communications Equipment at Landlord's cost to another suitable location on the rooftop reasonably acceptable to Tenant, provided such relocation can be done at a time and in a manner that only minimally and temporarily interferes with Tenant's use of the Communications Equipment.

                                  ARTICLE XXVII
                            TENANT'S PURCHASE OPTION

        27.1 Tenant shall have the one (1) time option (the "PURCHASE OPTION") to purchase the Premises upon six (6) months prior written notice during the period commencing on the first day of the twelfth (12th) Lease Year and continuing through the expiration of the ninth (9th) full calendar month of the thirteenth (13th) Lease Year (the "PURCHASE OPTION WINDOW"). Tenant shall notify Landlord (the "PURCHASE OPTION NOTICE") in writing, of its exercise of the Purchase Option not earlier than the commencement of the seventh (7th) full calendar month of the eleventh (11th) Lease Year and not later than the expiration of the third (3rd) full calendar month of the thirteenth (13th) Lease Year. The purchase price for the Premises shall be determined in accordance with the provisions of Section 27.2 below.

        27.2 The purchase price for the Premises shall be their Fair Market Value which shall be determined as follows:

                (a) During the sixty (60) day period following Landlord's receipt of the Purchase Option Notice (the "PURCHASE PRICE NEGOTIATION PERIOD"), Landlord and Tenant shall meet and shall seek to establish the Fair Market Value of the Premises. For the purposes of this Article XXVII, the term "FAIR MARKET VALUE" shall mean the all-cash price which a ready, willing and able buyer would agree to pay for the Premises, after arm's length negotiations, giving due consideration to all appropriate factors, including, the age, quality, finish, design, current function, location and condition of the Premises and recognizing the effect of this Lease remaining in place as of the Closing Date at the then current Base Rent plus scheduled escalations and rights of renewal. If Landlord and Tenant are unable to agree upon the Fair Market Value of the Premises during the Purchase Price Negotiation Period, Tenant may elect to revoke its Purchase Option Notice by written notice to Landlord within the thirty (30) day period


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

following the expiration of the Purchase Price Negotiation Period (the "PURCHASE OFFER REVOCATION PERIOD"). If Tenant does not revoke its option in accordance with the preceding sentence, it shall, no later than five (5) business days thereafter, post a deposit (the "PURCHASE DEPOSIT") in an amount equal to seven and one-half percent (7.5%) of the then current Annual Base Rent, which deposit shall be held in escrow by a mutually acceptable title insurance company (the "ESCROW AGENT"). Not more than five business days after the Fair Market Value of the Premises is determined, Tenant shall increase the Purchase Deposit in to an amount which will cause the Purchase Deposit to be seven and one-half percent (7.5%) of the Fair Market Value of the Premises.

                (b) If Tenant does not give written notice of revocation to Landlord within the Purchase Offer Revocation Period, the Fair Market Value of the Premises shall be determined by three (3) MAI appraisers, each of whom shall be licensed in the Commonwealth of Virginia as a real estate appraiser and shall have at least ten (10) years of commercial office sales, acquisition and leasing experience in the Market Area. The three appraisers shall be appointed in the same manner as the three brokers are appointed pursuant to Section 25.3 hereof. In determining the Fair Market Value of the Premises, the appraisers (i) shall be directed to assume a single building user in the Market Area with a five (5) year lease term including full concessions and (ii) shall be directed to determine (x) the market "triple net" rent for the Premises, assuming no defaults under the terms and provisions of this Lease (the "PURCHASE OPTION MARKET Rent") and (y) a market "cap" rate using the same assumptions specified in (i) hereof (the "MARKET CAP RATE"). The Fair Market Value shall then be calculated by dividing the Market Rent by the Market Cap Rate. The Fair Market Value determined pursuant to the preceding sentence shall be further adjusted by taking into account the net present value (using a discount rate of eight percent (8%)) of the difference between Market Rent and the total rent to be paid by Tenant for the balance of the Lease Term (including, without limitation, any Supplemental Land Costs and increases in Annual Base Rent attributable to amortizing Base Building Capital Expenditures). The appraisers shall each establish what they believe to be the Fair Market Value of the Premises and shall notify Landlord and Tenant thereof by written notice within thirty (30) days of the date of appointment of the third appraiser, which notices shall be accompanied by copies of their reports. If any appraiser fails to render its determination within such thirty (30) day period, it shall be disregarded. If the determinations of any two or three of the appraisers shall be identical in amount, said amount shall be deemed to be the Fair Market Value for the Premises. If both the highest and the lowest determination differ by less than two percent (2%) from the middle determination, then the Fair Market Value shall be deemed to be the average of the three determinations. If the lowest determination and/or the highest determination differs by more than two percent (2%) from the middle determination, such determination or determinations shall be disregarded and the Fair Market Value shall be deemed to be the average of the remaining determinations.

                (c) Notwithstanding anything to the contrary in this Article XXVII, Landlord and Tenant agree that the minimum purchase price for the Premises shall be eighty percent (80%) of the Project Costs escalated by increases in the Revised Consumer Price Index for Urban Wage Earners and Clerical Workers, 1996 Base Year, All Items, Washington, DC-MD-VA Metropolitan Area (CPI-W), as published by the Bureau of Labor Statistics of the United States Department of Labor (herein referred to as the "Index"), which is published for the period that includes the month immediately preceding the first day of the first Lease Year and the month immediately preceding the month that the Purchase Option Notice is dated (herein referred to as the "Adjustment Index"). If the Index is changed so that a base year other than 1996 is used, the Index used herein shall be converted in accordance with the conversion factor published by the Bureau of Labor Statistics of the United States Department of Labor. If the Index is discontinued or otherwise revised during the Lease Term, such other government index or computation with which it is replaced shall be used in order to obtain substantially the same result as would be obtained if the Index had not been discontinued or revised.

                (d) The Fair Market Value for the Premises determined in accordance with the provisions of this Section 27.2 shall be binding and conclusive upon Landlord and Tenant.

                (e) In the event (i) Tenant does not deliver its Purchase Option Notice to Landlord six (6) months prior to the expiration of the Purchase Option Window (the "Purchase Option Expiration Date") or (ii) Tenant elects to revoke its exercise of the Purchase Option as provided above, Tenant's Purchase Option described herein shall lapse and be void and of no further force or effect.

        27.3    (a)     The closing (the "CLOSING") of the purchase of the
Premises shall occur on a date (the "CLOSING DATE") which is no more than six
(6) months after the date of Tenant's Purchase Option Notice, but in any event shall occur no later than the expiration of the Purchase Option Window. At Closing, Tenant shall pay the full purchase price by federal wire transfer or other mutually agreeable means. Closing shall be conducted through an escrow with a title company selected by Tenant and reasonably acceptable to Landlord.

                (b) Landlord shall execute a special warranty deed in customary form conveying to Tenant fee simple title to the Land, in the form attached to the Purchase and Sale Agreement between Landlord and Tenant dated of even date herewith, free and clear of all mortgages, deeds of trust and other encumbrances and subject only to permitted encumbrances and any such other liens, encumbrances, covenants, restrictions, matter or thing of record which
(i) were placed on record by or because of Tenant or any Affiliate thereof, (ii) which Tenant or any Affiliate has joined or consented or (iii) which Tenant expressly agrees to assume. Except as provided in the preceding sentence, the Premises shall be conveyed "as is" with no representations or warranties, express or implied.

                (c) Landlord shall execute a certificate that it is not a foreign person, partnership or other entity and any other affidavits or instruments reasonably requested by the title company handling the closing that are then customary in commercial transactions of a similar nature.

                (d) The Closing shall take place at a mutually agreed upon time and location in the Washington, D.C. metropolitan area.

                (e) Landlord and Tenant will each pay their own attorneys' fees in connection with the Closing. Landlord and Tenant shall each pay one-half of all applicable escrow fees charged by the Escrow Agent. All Virginia state, county and all other taxes imposed upon the grantor shall be paid by Landlord. All Virginia state, county and all other taxes and recordation taxes shall be paid by Tenant. Title examination, title insurance premiums, survey charges,


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

notary fees, costs and expenses related purchase money financing and all other charges incident to settlement (other than charges related to the release of any existing liens on the Premises) shall be paid by Tenant. All other charges shall be borne by Landlord or Tenant as is usual and customary to be borne by seller and purchaser, respectively, in customary transactions not involving a landlord/tenant relationship.

                (f) All rent payments payable or receivable, taxes, assessments, utility charges and other similar items usually adjusted and prorated at closing shall be prorated as of the date of Closing.

                (g) This Lease shall continue in full force and effect through the Closing Date.

        27.4 If either party shall fail to close on the Purchase Option hereunder under circumstances when such party is required to close, then the other party may pursue all remedies available to it at law or in equity, including specific performance. At its election, Landlord may retain the Purchase Deposit as liquidated damages and this Lease shall, at Landlord's sole discretion, continue in full force and effect as if Tenant had never exercised its Purchase Option.

        27.5 Nothing set forth in this Article XXVII shall restrict or prevent Landlord from (a) making an assignment of its interest in this Lease for security, (b) admitting lenders or others as limited partners in the partnership which constitutes Landlord or (c) granting to lenders or others equity interests in the Premises or the partnership which constitutes Landlord; provided, however, that any such conveyance shall not affect Tenant's Purchase Option and any such assignee or transferee shall comply with the provisions of this Article XXVII.

        27.6 The rights of purchase set forth herein may be exercised by Orbital Sciences Corporation and not by any assignee of Orbital Sciences Corporation other than an Affiliate of Tenant or an assignee permitted pursuant to Section 7.4 above and only if Tenant and/or its Affiliates are occupying not less than fifty percent (50%) of the Premises demised under this Lease. Such rights shall not be assignable by Orbital Sciences Corporation to any third party nor, except as expressly provided herein, to any assignee, subtenant or successor-in-interest to Tenant, other than an Affiliate of Tenant.

        27.7 If there is a monetary or material non-monetary Event of Default under this Lease on the date the Purchase Option Notice is delivered to Landlord or at any time thereafter prior to Closing, then, at Landlord's Option, to be exercised within fifteen (15) business days after the expiration of the applicable cure period for such default, Tenant's right to purchase the Premises provided herein shall lapse and be of no further force or effect.

                                 ARTICLE XXVIII
                              RIGHT OF FIRST OFFER

        28.1 In the event Landlord, during the Lease Term, wishes to sell or assign its fee interest in the Premises Landlord shall first give Tenant the opportunity to purchase such fee interest subject to the following terms and conditions:


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

                (a) If Landlord decides to sell the Premises, Landlord shall deliver written notice to Tenant of Landlord's intent to sell the Premises, which notice shall include the cash purchase price and other terms upon which Landlord is willing to sell the Premises (the "NOTICE OF INTENT TO SELL"). If Tenant wishes to purchase the Premises upon the terms and conditions set forth in the Notice to Sell, Tenant shall give Landlord written notice ("OFFER EXERCISE NOTICE") of its election to exercise its right to purchase the Premises within thirty (30) days following Tenant's receipt of the Notice of Intent to Sell. Failure of Tenant to respond within such thirty (30) day period shall be deemed an election not to exercise Tenant's right to purchase granted herein; provided that Tenant agrees to confirm such deemed waiver by executing a recordable written waiver and providing such further assurances thereof as Landlord may reasonably request.

                (b) If Tenant exercises its right to purchase the Premises pursuant to this Section 28.1, the purchase price shall be the price specified in the Notice of Intent to Sell and closing shall occur within the time frames set forth in the Notice of Intent to Sell (but if Tenant elects to exercise its rights hereunder such closing shall occur within sixty (60) days from the date of Tenant's Offer Exercise Notice) and otherwise pursuant to the terms of
Section 27.3 hereof.

                (c) If a Notice of Intent to Sell is given and Tenant elects (or is deemed to have elected) not to purchase the Premises, then Landlord shall be free to sell the Premises to any other person or entity on terms not materially more favorable to the prospective purchaser than the terms upon which Tenant shall have had the right to purchase the Premises. For purposes hereof, any purchase that is at a purchase price (taking into account the closing costs described in Section 27.3(e) above) that is not less than ninety-five percent (95%) of the purchase price that would have been payable by Tenant shall be deemed not to be materially more favorable to the prospective purchaser. In the event of a proposed sale on terms that are materially more favorable to the prospective purchaser, Landlord shall be required to give Tenant another notice of Intent to Sell, specifying the proposed terms of sale and to afford Tenant the opportunity, once again, to elect to purchase the Premises on the terms so specified, in accordance with the provisions hereof.

                (d) In no event shall Tenant have the right to purchase and, except as expressly permitted herein, Landlord shall not sell less than the entire Premises.

                (e) Notwithstanding anything contained herein to the contrary, Tenant shall not be afforded the rights specified in this Section 28.1 and shall not be entitled to purchase the Premises in the case of (i) a sale or other transfer to an Affiliate of Landlord or (ii) any transfer or conveyance of title to the Premises or any interest therein or in Landlord as part of a group of assets marketed for sale, exchange or other disposition in a single or related series of transactions by Landlord or any Affiliate of Landlord. Furthermore, Tenant shall have no rights pursuant to this Article XXVIII with respect to any conveyance or contribution of the Building or any interest therein or in Landlord to a real estate investment trust, umbrella partnership real estate investment trust or other entity as part of a transaction in which shares of a real estate investment trust are being sold to the public.

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

        28.2    (a)     Provided Tenant has been afforded the rights granted to
Tenant in this Article XXVIII, Tenant's right to purchase the Premises pursuant to Section 28.1 shall forever terminate automatically upon the consummation of a sale of the Premises to an unaffiliated third party purchaser. Tenant agrees to confirm the termination of its rights hereunder by executing a recordable, written termination and providing such further assurances thereof as Landlord may reasonably request.

                (b) Any election by Tenant not to exercise its rights pursuant to Section 28.1 above shall not extinguish or otherwise impair any of Tenant's right to purchase the Premises pursuant to Article XXVII above.

        28.3 Nothing set forth in this Article XXVIII shall restrict or prevent Landlord from (a) making an assignment of its interest in this Lease for security, (b) admitting lenders or others as limited partners in the partnership which constitutes Landlord or (c) granting to lenders or others equity interests in the Premises or the partnership which constitutes Landlord; provided, however, that any such conveyance shall not affect Tenant's Right of First Refusal and any such assignee or transferee shall comply with the provisions of this Article XXVIII.

        28.4 The rights of purchase set forth herein may be exercised by Orbital Sciences Corporation and not by any assignee of Orbital Sciences Corporation other than an Affiliate of Tenant or an assignee permitted pursuant to Section 7.4 above only during the Lease Term and only if Tenant and/or its Affiliates are occupying not less than fifty percent (50%) of the Premises demised under this Lease. Such rights shall not be assignable by Orbital Sciences Corporation to any third party nor, except as expressly provided in the preceding sentence, to any assignee, subtenant or successor-in-interest to Tenant, other than an Affiliate of Tenant.

        28.5 Notwithstanding anything to the contrary set forth herein, Tenant's rights to purchase under this Article XXVIII shall not be applicable to a transaction involving the transfer of the Premises to a mortgagee-in-possession or a receiver of the Building, the Land or the Premises or a purchaser of the Building, the Land or the Premises at any foreclosure sale thereof, or a grantee of the Land, the Building or the Premises under a deed-in-lieu of foreclosure nor shall the provisions of this Article XXVIII be binding upon any such mortgagee-in-possession or receiver or purchaser at foreclosure or grantee under a deed-in-lieu of foreclosure, after a default by Landlord under any financing documents encumbering the Building, the Land or the Premises, as applicable, at any time during the Lease Term. Further, if the Land, the Building or the Premises is sold as a result of any mortgage financing secured thereby (e.g. a convertible mortgage or convertible securities) then Tenant's rights under this Article XXVIII shall terminate and be of no force or effect. Tenant shall have no right to approve nor have any control over the type or extent of financing obtained by Landlord with respect to the Land, the Building or the Premises, except as may be expressly provided in Article XX of this Lease.

        28.6 In the event that at any time Landlord sells or transfers any of its interest in the Premises or this Lease to an unaffiliated third party and has otherwise complied with the provisions of this Article XXVIII, then provided the purchaser or transferee assumes the obligations of Landlord hereunder, Landlord named herein shall not be liable to Tenant for any obligations or liabilities based on or arising out of events or conditions occurring on or after the date of such sale or transfer.


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

        28.7 If there is an Event of Default under this Lease on the date the Offer Exercise Notice is delivered to Landlord or at any time thereafter prior to Closing, then, at Landlord's Option, Tenant's right to purchase the Premises provided herein shall lapse and be of no further force or effect.

                                  ARTICLE XXIX
                               GENERAL PROVISIONS

        29.1 Tenant acknowledges that neither Landlord nor any broker, agent or employee of Landlord has made any representations or promises with respect to the Premises or the Building except as herein expressly set forth, and no rights, privileges, easements or licenses are being acquired by Tenant except as herein expressly set forth. The preceding sentence to the contrary notwithstanding, Landlord and Tenant acknowledge the execution and delivery of
(a) the Phase II Development Agreement and (b) a purchase and sale agreement with respect to the Land (the "Purchase Contract") concurrently with the execution and delivery of this Lease. Landlord and Tenant agree that the Phase II Development Agreement and the Purchase Contract create certain rights, obligations, liabilities and responsibilities on both Landlord and Tenant as specifically provided therein. Landlord and Tenant agree that each of them has made certain representations and warranties to the other in the Phase II Development Agreement and the Purchase Contract as more specifically provided therein.

        29.2 Nothing contained in this Lease shall be construed as creating a partnership or joint venture of or between Landlord and Tenant, or to create any other relationship between the parties hereto other than that of landlord and tenant.

        29.3 Landlord and Tenant recognize CB Richard Ellis, Inc. ("CB") as the broker procuring this Lease and Landlord shall pay said broker a commission pursuant to a separate agreement between CB and Landlord, a copy of which agreement is attached hereto as Exhibit C and made a part hereof (the "BROKERAGE AGREEMENT"). Tenant hereby acknowledges and agrees to the terms and provisions of the Brokerage Agreement. Tenant hereby agrees that any and all commissions paid to CB by Landlord in accordance with the terms and provisions of the Brokerage Agreement shall be included in Project Costs as determined in accordance with the provisions of the Phase II Development Agreement. Landlord and Tenant each represents and warrants to the other that, except as provided in the first sentence of this Section 29.3, neither of them has employed or dealt with any broker, agent or finder in carrying on the negotiations relating to this Lease. Each party shall indemnify and hold the other harmless from and against any claim or claims for brokerage or other commissions asserted by any broker, agent or finder engaged by the indemnifying party or with whom the indemnifying party has dealt in connection with this Lease, other than CB.

        29.4 Tenant agrees, at any time and from time to time (but no more than twice in any twelve (12) month period), upon not less than fifteen (15) days' prior written notice by Landlord, to execute, acknowledge and deliver to Landlord a statement in writing (i) certifying that this Lease is unmodified and in full force and effect (or if there have been any modifications, that the Lease is in full force and effect as modified and stating the modifications);
(ii) stating (x) the amounts of Base Rent and Additional Rent currently due and payable by Tenant, (y) that Tenant has not paid rent more than thirty (30) days in advance of its due date and (z) the dates to which

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

the rent and any other charges hereunder have been paid by Tenant; (iii) stating whether or not, to the best knowledge of Tenant, Landlord is in default in the performance of any covenant, agreement or condition contained in this Lease, and if so, specifying the nature of such default; (iv) stating the address to which notices to Tenant are to be sent; (v) certifying that Tenant is (or is not) in possession of the Premises and conducting its business therein; (vi) stating that the Lease Term has commenced and the full rental is now accruing; (vii) stating that any improvements required by the Lease or the Phase II Development Agreement to be made by Landlord have been made to the satisfaction of Tenant;
(viii) stating whether there are then existing any set-offs, charges, liens, claims or defenses against the enforcement of any right )and if so, specifying the same in detail); and (ix) stating such other information as Landlord or any mortgagee or prospective mortgagee of the Building may reasonably request. Any such statement delivered by Tenant may be relied upon by any landlord of the Building or the Land, any prospective purchaser of the Building or such land, any mortgagee or prospective mortgagee of the Building or such land or of Landlord's interest therein, or any prospective assignee of any such mortgagee. Landlord agrees, at any time and from time to time (but no more than twice in any twelve (12) month period), upon not less than fifteen (15) days' prior written notice by Tenant, to execute, acknowledge and deliver to Tenant a statement in writing: (i) certifying that this Lease is unmodified and in full force and effect (or if there have been any modifications, that the Lease is in full force and effect as modified and stating the modifications); (ii) stating the dates to which the rent and any other charges hereunder have been paid by Tenant; (iii) stating whether or not, to the best knowledge of Landlord, Tenant is in default in the performance of any covenant, agreement or condition contained in this Lease, and if so, specifying the nature of such default; (iv) stating the address to which notices to Landlord are to be sent; and (v) stating such other information as Tenant may reasonably request.

        29.5 Landlord and Tenant each hereby waives trial by jury in any action, proceeding or counterclaim brought by either of them against the other in connection with any matter arising out of or in any way connected with this Lease, the relationship of landlord and tenant hereunder, Tenant's use or occupancy of the Premises, and/or any claim of injury or damage.

        29.6 All notices or other communications required hereunder shall be in writing and shall be delivered in person (with receipt therefor), or sent by certified mail, return receipt requested, postage prepaid, or by facsimile transmission, to the following addresses or facsimile numbers:

(i) if to Landlord, at:

c/o Boston Properties, Inc.
500 E Street, S.W.
Washington, D.C. 20024
Attn: Senior Vice President/Property Management facsimile no. 202-488-8644 (verify no. 202-646-7600);



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


with a copy to:

c/o Boston Properties, Inc.
500 E Street, S.W.
Washington, D.C. 20024
Attn: Associate General Counsel
facsimile no. 202-554-4167 (verify no. 202-646-7600);

and a copy to:

Boston Properties, Inc.
Prudential Center
800 Boylston Street
Boston, MA 02199-8001
Attn: General Counsel
facsimile no. 617-536-4233 (verify no. 617-859-2600);

(ii) if to Tenant, at:

the Premises
Attn: Director, Corporate Finance and Real Estate
(facsimile no. to be designated by Tenant by notice given to Landlord in accordance herewith);

except that, prior to the Lease Commencement Date, notices to such Director of Operations shall be given at:

21700 Atlantic Boulevard
Dulles, VA 20166
facsimile no.: 703 406-3506 (verify no.: 703 406-5051);

with a copy to:

the Premises
Attn: General Counsel
facsimile no.: 703-406-5572 (verify no. 703-406-5505);

except that, prior to the Lease Commencement Date, notices to such General Counsel shall be given at:

21700 Atlantic Boulevard
Dulles, VA 20166
facsimile no.: 703 ____________ (verify no.: 703____________);

and a copy to:

Carol Weld King, Esq.
Hogan & Hartson LLP
555 13th Street, N.W.,



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
Washington, D.C.  20004
facsimile no.: 202-637-5910 (verify no. 202-637-5900).



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

Notwithstanding anything contained herein to the contrary, all notices given by Tenant pursuant to Section 14.6 hereof shall be given at the addresses and in the manner specified above but, in addition, in order to constitute effective notice to Landlord, shall be given to the on-site building engineer or to such other person at such other address as Landlord may specify by written notice to Tenant. Either party may change its address for the giving of notices by notice given in accordance with this Section. Notices given by any means other than by facsimile shall be deemed given or received on the date actually received or, if refused, on the date delivery was attempted and refused. Notices given by facsimile shall be deemed given or received when confirmation of complete receipt is obtained by the transmitting party during normal business hours or, if not confirmed during normal business hours, on the next business day.

        29.7 If any provision of this Lease or the application thereof to any person or circumstances shall to any extent be invalid or unenforceable, the remainder of this Lease, or the application of such provision to persons or circumstances other than those as to which it is invalid or unenforceable, shall not be affected thereby, and each provision of this Lease shall be valid and enforced to the fullest extent permitted by law.

        29.8 Feminine or neuter pronouns shall be substituted for those of the masculine form, and the plural shall be substituted for the singular number, in any place or places herein in which the context may require such substitution.

        29.9 The provisions of this Lease shall be binding upon, and shall inure to the benefit of, the parties hereto and each of their respective representatives, successors and assigns, subject to the provisions hereof restricting assignment by Landlord or Tenant or subletting by Tenant. The term "Tenant" as used in this Lease shall include Orbital's permitted assigns in accordance with the provisions of Article VII of this Lease.

        29.10 This Lease, together with the Phase II Development Agreement and the other contemporaneous agreements entered into pursuant thereto, contains and embodies the entire agreement of the parties hereto and supersedes all other prior agreements, negotiations and discussions between the parties hereto, all of which are merged herein. Any representation, inducement or agreement that is not contained in this Lease shall not be of any force or effect. This Lease may not be modified or changed in whole or in part in any manner other than by an instrument in writing duly signed by both parties hereto.

        29.11 This Lease shall be governed by and construed in accordance with the laws of the Commonwealth of Virginia, without regard to the principles of conflicts of law.

        29.12 Article and section numbers and headings are used herein for the convenience of reference and shall not be considered when construing or interpreting this Lease. In this Lease, unless otherwise specified, (a) the singular includes the plural and the plural the singular; (b) words and terms which include a number of constituent parts, things or elements, including the terms Premises, Land, Building, Parking Structure and Personal Property, unless otherwise specified, shall be construed as referring separately to each constituent part, thing, or element thereof as well as to all of such constituent parts, things or elements as a whole; (c) reference to statutes are to be construed as including all rules and regulations adopted pursuant to the statute


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

referred to; (d) references to agreements and other contractual instruments shall be deemed to include all subsequent amendments thereto or changes therein entered into in accordance with their respective terms; (e) references to persons include their permitted successors and assigns; (f) the words "hereto" or "herein" or "hereof" or "hereunder" or words of similar import refer to this Lease in its entirety; and (g) the words "including" or "include" or words of similar import, unless otherwise specified shall be deemed to be followed by the words "without limitation".

        29.13 The submission of an unsigned copy of this document to Tenant for Tenant's consideration does not constitute an offer to lease the Premises or an option to or for the Premises. This document shall become effective and binding only upon the execution and delivery of this Lease by both Landlord and Tenant.

        29.14   Time is of the essence of each provision of this Lease.

        29.15 This Lease shall not be recorded, except that upon the request of either party, the parties agree to execute, in recordable form, a short-form memorandum of this Lease, provided that such memorandum shall not contain any of the specific rental terms set forth herein and shall otherwise be mutually acceptable to Landlord and Tenant. Such memorandum may be recorded in the land records of Loudoun County, Virginia, and the party desiring such recordation shall pay all recordation costs.

        29.16 Except as otherwise specifically provided herein, any additional rent owed by Tenant to Landlord, and any cost, expense, damage or liability shall be paid by Tenant to Landlord no later than fifty (50) days after the date Landlord notifies Tenant in writing of the amount of such additional rent or such cost, expense, damage or liability; provided that regularly scheduled monthly payments of additional rent pursuant to Article IV hereof shall be due and payable on the first day of each month, subject to the terms and conditions of Article IV. If any payment hereunder is due after the end of the Lease Term, such additional rent or such cost, expense, damage or liability shall be paid by Tenant to Landlord not later than fifty (50) days after Landlord notifies Tenant of the amount of such additional rent or such cost, expense, damage or liability.

        29.17 All claims by Landlord with respect to Tenant's duties and obligations hereunder, including but not limited to Tenant's duties and obligations to pay Annual Base Rent, additional rent and the costs, expenses, damages and liabilities incurred by Landlord for which Tenant is liable, shall survive the termination of this Lease for any reason whatsoever. All claims by Tenant with respect to Landlord's duties and obligations hereunder shall survive the termination of this Lease for any reason whatsoever.

        29.18 Except as expressly provided in the Phase II Development Agreement with respect to the initial construction of the Building and the Leasehold Improvements, in the event either Tenant or Landlord is in any way delayed, interrupted or prevented from performing any of its respective obligations under this Lease (other than Tenant's obligation to pay any rent due hereunder), and such delay, interruption or prevention is due to fire, act of God, governmental or quasi-governmental act (including, but not limited to, any delay in the issuance of required permits or in the scheduling or performance of required inspections), national emergency, strike, labor dispute, unusual delays in transportation, inability to procure materials or utilities (where


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

such inability was not reasonably capable of being anticipated), or any other cause beyond Tenant's or Landlord's reasonable control (whether similar or dissimilar) (all of which are collectively referred to herein as "FORCE MAJEURE"), then Tenant or Landlord (as applicable) shall be excused from performing the affected obligations for the period of such delay, interruption or prevention. Notwithstanding the foregoing, each party shall use reasonable efforts to mitigate the delay in such party's performance due to Force Majeure.

        29.19 Any amounts required to be paid by Tenant under this Lease shall be considered additional rent. All payments of additional rent shall be paid to Landlord without diminution, set-off or deduction (except as otherwise provided in Section 14.6 hereof) in the same manner as Annual Base Rent pursuant to
Section 3.3 hereof or as may otherwise be provided in this Lease.

        29.20 If Landlord or Tenant is required or elects to take legal action against the other party to enforce the provisions of this Lease and a judgment is rendered in such action by a court of competent jurisdiction, then the prevailing party in such action shall be entitled to collect from the other party its costs and expenses incurred in connection with such legal action (including, but not limited to, reasonable attorneys' fees and court costs).

        29.21 Notwithstanding anything to the contrary in this Lease, for so long as Orbital Sciences Corporation or any Affiliate of Orbital Sciences Corporation is the tenant under this Lease, Landlord agrees that any liability of Tenant arising out of or in connection with this Lease or the relationship of Landlord and Tenant and the ability of Landlord to recover damages or other relief under this Lease shall be limited solely to the assets of Tenant. For so long as Orbital Sciences Corporation or any Affiliate of Orbital Sciences Corporation is the tenant under this Lease, in no instance whatsoever shall any present, past or future employee, officer, director or shareholder of Orbital Sciences Corporation or any Affiliate of Orbital Sciences Corporation have any personal liability to Landlord for the satisfaction of any obligations or liabilities of Tenant under this Lease.

        29.22 This Lease includes and incorporates Exhibits A, A-1, A-2, B, C, D, E and F attached hereto.

        The parties hereto acknowledge and agree that this Lease and the Phase II Development Agreement shall be interpreted, to the maximum extent possible, so that they are consistent with each other and with the view that they are intended to effectuate common and unified purposes. In the event that there is any conflict or inconsistency between the terms or conditions in any of these documents, or if the application of the terms or conditions in these documents to any circumstances may result in inconsistent treatment, the parties agree that the terms and conditions of this Lease shall take precedence over the Phase II Development Agreement.


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


                                   ARTICLE XXX
                           DIRECTORY OF DEFINED TERMS

The following terms used herein are defined where indicated below:



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

   Term
   Additional Leasehold Improvement Allowance..............Section 3.2 (a)
   Additional Security Deposit.............................Section 5.4 (a)
   Additional Security Deposit Reduction Date..............Section 5.4(b)
   Affiliate of Tenant.....................................Section 7.5
   Affiliate of Landlord...................................Section 13.3(a)
   Annual Base Rent........................................Section 3.1
   Bankruptcy Code.........................................Section 19.1(a)
   Base Building Capital Expenditures......................Section 4.8
   Base Building Work......................................Section 8.1
   Brokerage Agreement.....................................Section 29.3
   Building................................................Recital B
   Building Premises.......................................Section 17.1
   Closing.................................................Section 27.3
   Closing Date............................................Section 27.3
   Communications Equipment................................Section 26.1
   Complex.................................................Recital A
   Default Amount..........................................Section 18.3
   Default Rate............................................Section 18.7
   Divisible Portion of the Building Premises..............Section 26.1
   Effective Date..........................................Introduction
   Eligibility Period......................................Section 13.2
   Environmental Default...................................Section 6.4
   Environmental Law.......................................Section 6.4
   Escrow Agent............................................Section 27.2(a)
   Essential Building Services.............................Section 14.6
   Expenses................................................Section 4.2
   Fair Market Value.......................................Section 27.2
   Formula Rent............................................Section 3.1(c)
   Hazardous Materials.....................................Section 6.4
   Improvements............................................Section 9.2
   Insolvency Laws.........................................Section 19.1
   Insurance Requirements..................................Section 9.2
   Invitees................................................Section 6.4
   Landlord Affiliate......................................Section 13.3
   Lease Commencement Date.................................Section 2.2
   Lease Term..............................................Section 2.1
   Lease Year..............................................Section 2.2
   Leasehold Improvements..................................Section 8.2
   Legal Requirements......................................Section 6.1
   Management Agreement....................................Section 13.3(a)
   Manager.................................................Section 13.3(a)
   Market Area.............................................Section 25.4
   Market Cap Rate.........................................Section 27.2(b)
   Market Rent.............................................Section 26.3
   Minimum Net Worth Amount................................Section 5.1


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

   mortgages...............................................Section 20.1
   Notice of Intent to Sell................................Section 28.1(a)
   Offer Exercise Notice...................................Section 28.1(a)
   Operating Expenses......................................Section 4.2
   Operating Plan..........................................Section 4.1
   Parking Structure.......................................Section 23.3
   Phase II Development Agreement..........................Recital B
   Premises................................................Section 1.1
   Project Architect.......................................Section 1.3
   Project Costs...........................................Section 3.1
   Purchase Deposit........................................Section 27.2
   Purchase Offer Revocation Period........................Section 27.2
   Purchase Option.........................................Section 27.1
   Purchase Option Market Rent.............................Section 27.2(b)
   Purchase Option Notice..................................Section 27.1
   Purchase Option Window..................................Section 27.1
   Purchase Price Negotiation Period.......................Section 27.2
   purchaser/purchaser at a foreclosure sale...............Section 20.2
   Real Estate Taxes.......................................Section 4.2
   Reconciliation Statement................................Section 4.5
   Renewal Term............................................Section 26.1
   Rent Recalculation Date.................................Section 3.1
   Right of First Offer....................................Section 28.2
   Rules and Regulations...................................Section 15.1
   security deposit........................................Section 5.1
   Supplemental Land Costs.................................Section 4.2(c)
   Suspension Events.......................................Section 13.2
   Taking..................................................Section 17.1
   Tenant Installations....................................Section 2.2(b)
   Trustee.................................................Section 19.2


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


        IN WITNESS WHEREOF, Landlord and Tenant have executed this Deed of Lease under seal on or as of the day and year first above written.

WITNESS:                  LANDLORD:

                          By: BOSTON PROPERTIES LIMITED PARTNERSHIP, a Delaware limited partnership

                                By:  Boston Properties, Inc. its General Partner


     [SIG]                      By:  /s/ E. Mitchell Norville
----------------------              --------------------------------
[Corporate Seal]                    Name:  E. Mitchell Norville
                                    Title: Senior Vice President



WITNESS:                       TENANT:

                               ORBITAL SCIENCES CORPORATION,
                               a Delaware corporation


     [SIG]                     By:/s/ Hollis M. Thompson
---------------------             ---------------------------------------
[Corporate Seal]               Name:  Hollis M. Thompson
                               Title: Vice Pres. & Corp. Controller


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